PRELIMINARY COPY
                                                               February 25, 2002


                            SCUDDER VARIABLE SERIES I
                          21st Century Growth Portfolio
                               Balanced Portfolio
                                 Bond Portfolio
                            Capital Growth Portfolio
                           Global Discovery Portfolio
                           Growth And Income Portfolio
                            Health Sciences Portfolio
                             International Portfolio
                             Money Market Portfolio


                                 IMPORTANT NEWS
                   FOR SCUDDER VARIABLE SERIES I SHAREHOLDERS
                              AND CONTRACT HOLDERS



         While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some matters affecting your Portfolio that will be the subject of a shareholder vote.



                          Q & A: QUESTIONS AND ANSWERS

Q.       WHAT IS HAPPENING?

A. On December 3, 2001, Zurich Financial Services ("Zurich Financial"), the majority owner of Zurich Scudder Investments, Inc., your Portfolio's investment manager ("Scudder"), entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain U.K. operations, which will be retained by the Zurich Financial entities. Following this transaction (the "Transaction"), Scudder will become part of Deutsche Asset Management and will change its name.

         As a result of the sale of Scudder to Deutsche Bank, your Fund's investment management agreement with Scudder will terminate. In order for Scudder to continue to serve as investment manager of your Portfolio, the Portfolio's shareholders must approve a new investment management agreement. The enclosed Proxy Statement gives you additional information on Deutsche Bank and the proposed new investment management agreement as well as certain other matters. You are being asked to vote on the new investment management agreement for your Portfolio, as well as, if you are a shareholder of International Portfolio, a new sub-advisory agreement. The Board members of your Portfolio, including those who are not affiliated with your Portfolio, Scudder or Deutsche Bank, unanimously recommend that you vote FOR the approval of the new investment management agreement for your Portfolio and each other proposal applicable to your Portfolio.

Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW INVESTMENT MANAGEMENT AGREEMENT?

A. The Investment Company Act of 1940, which regulates mutual funds in the United States such as your Portfolio, requires a shareholder vote to approve a new investment management agreement whenever there is a "change in control" of a fund's investment manager. The proposed sale of Scudder to Deutsche Bank will result in such a change of control and therefore requires shareholder approval of a new investment management agreement with your Portfolio in order for Scudder to continue serving as your Portfolio's investment manager.

Q. HOW WILL THE TRANSACTION WITH DEUTSCHE BANK AFFECT ME AS A PORTFOLIO SHAREHOLDER?

A. Your investment in your Portfolio will not change as a result of the Transaction. You will still own the same shares in the same Portfolio, and the value of your investment will not change as a result of the Transaction with Deutsche Bank. Your Portfolio's investment management agreement will still be with Scudder and the terms of the new investment management agreement are substantially identical to the terms of the current investment management agreement, except that, to the extent permissible, pursuant to the new investment management agreement, Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the approval of the Board members of your Portfolio, including those who are not affiliated with your Portfolio, Scudder or Deutsche Bank. Scudder, though, will be combined with and integrated into Deutsche Bank's investment management organization and, as described more fully in the enclosed Proxy Statement, many of the personnel and resources of Deutsche Asset Management will be involved in managing your Portfolio. Your Portfolio will continue to be branded and marketed as a "Scudder" Fund.

Q. WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE NEW INVESTMENT MANAGEMENT AGREEMENT?

A. If shareholders do not approve the new investment management agreement and the Transaction with Deutsche Bank is completed, the current investment management agreement will terminate and your Portfolio's Board will take such action as it deems to be in the best interests of your Portfolio and its shareholders, including entering into an interim investment management agreement with Scudder. This is discussed in more detail in the enclosed Proxy Statement under "Information Concerning the Transaction and Deutsche Bank" in Proposal 1.

Q. WILL THE INVESTMENT MANAGEMENT FEE RATE BE THE SAME UPON APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT?

A. Yes, the investment management fee rate applicable to your Portfolio under the new investment management agreement is the same as that currently in effect.

Q.       HOW DOES MY PORTFOLIO'S BOARD RECOMMEND THAT I VOTE?

A. After careful consideration, the members of your Portfolio's Board, including those who are not affiliated with your Portfolio, Scudder or Deutsche Bank, unanimously recommend that you vote in favor of the new investment management agreement. The reasons for their recommendation are discussed in more detail in the enclosed Proxy Statement under "Board Approval and Recommendation" and "Board Considerations" in Proposal 1.

Q. WILL MY PORTFOLIO PAY FOR THE PROXY SOLICITATION AND LEGAL COSTS ASSOCIATED WITH THIS TRANSACTION?

A. No, neither you nor your Portfolio will bear any costs associated with the proposed Transaction. Scudder has agreed to bear these costs.

Q.       HOW CAN I VOTE MY SHARES?

A. You may choose from one of the following options as described in more detail on the proxy card(s):

o        by mail, using the enclosed proxy card(s) and return envelope;

o        by telephone, using the toll free number on your proxy card(s);

o        in person at the shareholder meeting.

         Voting through the Internet may be offered for your Portfolio, please see the enclosed proxy card(s) for more information.

Q.       WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE PROXY CARD?

A. Because each Portfolio must vote separately, you are being sent a proxy card for each Portfolio account that you have. Please vote on all applicable proposals shown on each proxy card that you receive.

Q.       WHOM  SHOULD  I  CALL  FOR  ADDITIONAL  INFORMATION  ABOUT  THIS  PROXY
         STATEMENT?

A. Please call Georgeson Shareholder Communications, your Portfolio's information agent, at (866) 515-0336.

                                                               February 25, 2002

         Dear Shareholder:

         The Zurich Financial Services ("Zurich Financial") entities that currently own a majority of Zurich Scudder Investments, Inc. ("Scudder") have entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations, which will be retained by the Zurich Financial entities (the "Transaction"). Following the Transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the United States for the asset management activities of Deutsche Bank and certain of its subsidiaries, and will change its name. Because of the Transaction, it is necessary for the shareholders of each of the funds for which Scudder acts as investment manager, including your Portfolio, to approve a new investment management agreement in order for Scudder to continue serving as investment manager.

         The following important facts about the Transaction are outlined below:

     o The Transaction will have no effect on the number of shares you own or the value of those shares.

     o The investment management fee rate applicable to your Portfolio under the new investment management agreement is the same as that currently in effect.

     o Your Portfolio's investment management agreement will still be with Scudder, and the terms of the new investment management agreement will be substantially identical to the terms of the current investment management agreement, except for the addition of certain language that, to the extent permissible, pursuant to the new investment management agreement, Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the approval of the Board members of your Portfolio, including those who are not affiliated with your Portfolio, Scudder or Deutsche Bank.

     o Scudder will be combined with and integrated into Deutsche Bank's investment management organization, and many of the personnel and resources of Deutsche Asset Management will be involved in managing your Portfolio.

     o The members of your Portfolio's Board, including those who are not affiliated with your Portfolio, Scudder or Deutsche Bank, have carefully reviewed the proposed Transaction and unanimously recommend you vote in favor of the new investment management agreement.

         You are also being asked to approve certain other matters that have been set forth in the Notice of Special Meeting.

         Please take the time to read the enclosed materials.

         The question and answer section that begins on the front cover of the Proxy Statement discusses the proposals that require shareholder approval. The Proxy Statement itself provides greater detail about the proposals, why they are being made and how they apply to your Portfolio. The Board recommends that you read the enclosed materials carefully and vote in favor of each proposal.

         To vote, simply fill out the enclosed proxy card(s) -- be sure to sign and date it -- and return it to us in the enclosed postage-paid envelope. If you prefer, you can save time by voting through the Internet or by telephone as described on the enclosed proxy card(s). Because all of the funds for which Scudder acts as investment manager are holding shareholder meetings regarding these and other issues, you may receive more than one proxy card. If so, please vote each one.

         Your vote is very important to us. If we do not hear from you by [date], our proxy solicitor may contact you. Thank you for your response and for your continued investment with Scudder.


Respectfully,

Linda C. Coughlin
President

PRELIMINARY COPY

                            SCUDDER VARIABLE SERIES I
                          21st Century Growth Portfolio
                               Balanced Portfolio
                                 Bond Portfolio
                            Capital Growth Portfolio
                           Global Discovery Portfolio
                           Growth And Income Portfolio
                            Health Sciences Portfolio
                             International Portfolio
                             Money Market Portfolio



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         Please take notice that a Special Meeting of Shareholders (the "Meeting") of each portfolio listed above (each such portfolio is referred to herein as a "Portfolio" and, collectively, the "Portfolios"), each a series of Scudder Variable Series I, will be held at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00p.m., Eastern time, for the following purposes and to transact such other business, if any, as may properly come before the Meeting:

Proposal 1:         For each Portfolio,  to approve a new investment  management
                    agreement   for   the   Portfolio   with   [Zurich   Scudder
                    Investments, Inc.]; and

Proposal 2:         (For  shareholders  of  International   Portfolio  only)  to
                    approve a new sub-advisory agreement between the Portfolio's investment manager and Deutsche Asset Management Investment
                    Services Limited.

                The Board of each Portfolio recommends that shareholders vote FOR all applicable Proposals.

         The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

         Holders of record of shares of each Portfolio at the close of business on February 15, 2002 are entitled to vote at the Meeting and at any adjournments or postponements thereof.

         In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Meeting with respect to one or more Portfolios, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares of the concerned Portfolio present in person or by proxy at the Meeting. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote AGAINST any such adjournment those proxies to be voted against that Proposal.

                                                         By Order of the Board,

                                                         John Millette
                                                         Secretary
February 25, 2002


IMPORTANT - We urge you to sign and date the enclosed proxy card(s) and return it in the enclosed addressed envelope which requires no postage (or to take advantage of the electronic or telephonic voting procedures described on the proxy card(s)). Your prompt return of the enclosed proxy card(s) (or your voting by other available means) may save the necessity of further solicitations. If you wish to attend the Meeting and vote your shares in person at that time, you will still be able to do so.

                                                              February 25, 2002

                            SCUDDER VARIABLE SERIES I
                          21st Century Growth Portfolio
                               Balanced Portfolio
                                 Bond Portfolio
                            Capital Growth Portfolio
                           Global Discovery Portfolio
                           Growth And Income Portfolio
                            Health Sciences Portfolio
                             International Portfolio
                             Money Market Portfolio
                             Two International Place
                        Boston, Massachusetts 02110-4103

                                 PROXY STATEMENT

                                     General

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board," the Trustees of which are referred to as the "Trustees") of Scudder Variable Series I (the "Trust") in connection with the Special Meeting of Shareholders of each portfolio listed above (each portfolio is referred to herein as a "Portfolio" and, collectively, the "Portfolios"), to be held at the offices of Zurich Scudder Investments, Inc., investment manager of each Portfolio ("Scudder" or the "Investment
Manager"), 13th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, or at such later time made necessary by any and all adjournments or postponements thereof (the "Meeting").

         Proposal 1 relates to the approval of a new investment management agreement for each Portfolio and Proposal 2 is only relevant to shareholders of International Portfolio and relates to the approval of a new sub-advisory agreement with Deutsche Asset Management Investment Services Limited. As discussed below, shareholder approval of Proposal 1 will have no effect upon the investment management fee rates currently in effect. The transaction is described below under "Introduction".

         Each Portfolio is available exclusively as a funding vehicle for variable life insurance policies ("VLI contracts") and variable annuity contracts ("VA contracts") offered by the separate accounts, or subaccounts thereof, of certain life insurance companies ("Participating Insurance Companies"). Individual VLI and VA contract owners are not the "shareholders" of the Portfolios. Rather, the Participating Insurance Companies and their separate accounts are the shareholders. To the extent required to be consistent with interpretations of voting requirements by the staff of the Securities and Exchange Commission, each Participating Insurance Company will offer to contract owners the opportunity to instruct it as to how it should vote shares held by it and the separate accounts on the items to be considered at the Meeting. This Proxy Statement is, therefore, furnished to contract owners entitled to give voting instructions with regard to the Portfolios. This Proxy Statement, the Notice of Special Meeting and the proxy card(s) are first being mailed to shareholders and contract owners on or about February 25, 2002 or as soon as practicable thereafter.

         The Board of each Portfolio recommends that shareholders vote FOR all Proposals. The vote required to approve these Proposals is described below under "Additional Information."

         In the descriptions of the Proposals below, for simplicity, actions are described as being taken by a Portfolio that is a series of the Trust, although all actions are actually taken by the Trust on behalf of the applicable Portfolio.

         Each Portfolio provides periodic reports to its shareholders that highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for a Portfolio and a copy of any more recent semi-annual report, without charge, by calling [ ] or writing the Portfolio, c/o Zurich Scudder Investments, Inc., at the address shown at the beginning of this Proxy Statement.


                           Proposal 1: Approval of New
                         Investment Management Agreement

Introduction

         Scudder acts as the investment manager to each Portfolio pursuant to an investment management agreement entered into by each Portfolio and Scudder (each, a "Current Investment Management Agreement" and collectively, the "Current Investment Management Agreements"). On December 3, 2001, Zurich Financial Services ("Zurich Financial"), which through subsidiaries currently owns a majority of the common stock of Scudder, entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). The Transaction Agreement contemplates that the Zurich Financial entities currently owning a majority of Scudder's common stock will acquire the balance of the common stock of Scudder so that the Zurich Financial entities as a group comprise the sole stockholder of Scudder. Deutsche Bank will then acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments), from the Zurich Financial entities. Following this transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the U.S. for the asset management activities of Deutsche Bank and certain of its subsidiaries. The foregoing is referred to as the "Transaction." Deutsche Bank, a global financial institution, manages, directly and through its wholly owned subsidiaries, more than $500 billion in assets (as of December 31, 2001), including approximately $53 billion in open-end mutual fund assets managed in the United States.

         Consummation of the Transaction would constitute an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of each Portfolio's Current Investment Management Agreement with Scudder. As required by the 1940 Act, each of the Current Investment Management Agreements provides for its automatic termination in the event of its assignment. In anticipation of the Transaction, a new investment management agreement (each, a "New Investment Management Agreement" and collectively, the "New Investment Management Agreements" and, together with the Current Investment Management Agreements, the "Investment Management Agreements") between each Portfolio and Scudder is being proposed for approval by shareholders of each Portfolio. The form of New Investment Management Agreement is attached hereto as Exhibit A. The terms of the New Investment Management Agreement for each Portfolio are substantially identical to the terms of the corresponding Current Investment Management Agreement, except for the addition of certain language that may provide more flexibility in integrating Scudder with the Deutsche Bank organization and managing the Portfolios going forward, as discussed below under "Differences Between the Current and New Investment Management Agreements." The material terms of each Current Investment Management Agreement are described under "Description of the Current Investment Management Agreements" below.

         In the event that the Transaction does not, for any reason, occur, each Current Investment Management Agreement will continue in effect in accordance with its terms.

         The information set forth in this Proxy Statement and any accompanying materials concerning the Transaction, the Transaction Agreement, Zurich Financial, Deutsche Bank and their respective affiliates has been provided to the Trusts by Zurich Financial and Deutsche Bank.

Board Approval and Recommendation

         On February 4, 2002, the Board of the Trust, including each Trustee who is not an "interested person" (an "Interested Person") of the Investment Manager, Deutsche Bank or of the Trust within the meaning of the 1940 Act (each is referred to as an "Independent Trustee"), voted unanimously to approve the New Investment Management Agreements and to recommend their approval to shareholders.

         For information about the Board's deliberations and the reasons for their recommendation, please see "Board Considerations" below.

         The Board of the Trust unanimously recommends that its shareholders vote in favor of the approval of the New Investment Management Agreement for each Portfolio.

Information Concerning the Transaction and Deutsche Bank

Description of the Transaction

         On December 3, 2001, the majority owners of Scudder entered into a Transaction Agreement with Deutsche Bank. Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments), for approximately $2.5 billion. Following this Transaction, Scudder will change its name and will become part of Deutsche Asset Management, expected to be the world's fourth largest asset management firm based on assets under management.

         The Transaction will take place in three steps:

o First, in a merger pursuant to a separate Merger Agreement, the Zurich Financial entities that now own approximately 82% of Scudder's common stock will acquire the approximately 18% of Scudder's common stock now owned by Scudder's employee and retired employee stockholders. The employee and retired employee stockholders will receive cash for their shares, and the Security Holders Agreement among the current Scudder stockholders will terminate.

o Second, Scudder will transfer its ownership interest in Threadneedle Investments to the Zurich Financial entities that will then own 100% of Scudder's common stock. As a result, Threadneedle Investments will no longer be a part of Scudder.

o Finally, the Zurich Financial entities will sell 100% of the common stock of Scudder to Deutsche Bank for $2.5 billion, subject to certain adjustments.

         In connection with the Transaction, Zurich Financial has also agreed to acquire Deutsche Bank's European insurance businesses for EUR 1.5 billion; Deutsche Bank has agreed to acquire Zurich Financial's German and Italian asset management businesses in exchange for a financial agent network and a real estate and mutual fund consulting business owned by Deutsche Bank; and Deutsche Bank and Zurich Financial have entered into a broad strategic cooperation agreement. Information about Deutsche Bank is provided below under "Investment Manager."

         As discussed in the "Introduction" above, under the 1940 Act, the Transaction will cause all the current investment management agreements with registered funds managed by Scudder to terminate automatically. Client consents also will be required for the continuation of other Scudder advisory agreements. If a New Investment Management Agreement is not approved by a Portfolio's shareholders, the Current Investment Management Agreement would terminate upon completion of the acquisition of Scudder by Deutsche Bank. If such a termination were to occur, the Board of the affected Portfolio would make such arrangements for the management of that Portfolio's investments as it deems appropriate and in the best interests of that Portfolio and its shareholders.

         The Transaction by which Deutsche Bank intends to acquire Scudder is subject to a number of conditions that are contained in the Transaction Agreement, including the approval of clients, including the funds, representing at least 80% of Scudder's assets under management as of June 30, 2001. In addition, these conditions include, among others, the receipt of all material consents, approvals, permits and authorizations from appropriate governmental entities; the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Transaction; that certain key agreements relating to the strategic partnership between Deutsche Bank and Zurich Financial are in full force and effect and all of the conditions in those agreements have been satisfied or waived; the representations and warranties of the parties to the Transaction are true and correct in all material respects; the parties to the Transaction have performed in all material respects all obligations and covenants that they are required to perform; and the parties to the Transaction have delivered appropriate certificates and resolutions as to the authorizations in connection with the Transaction. The Transaction is expected to close on or about April [ ], 2002.

         Under the Transaction Agreement and the Merger Agreement, Scudder and its majority owners have agreed that they will, and will cause each of Scudder's subsidiaries engaged in the investment management business to, use their reasonable best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act, as discussed under "Board Considerations," above.

         Appendix 1 provides information regarding Scudder's current business, including its stockholders, directors and officers.

Deutsche Bank

         Deutsche Bank is a leading integrated provider of financial services to institutions and individuals throughout the world. It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Bank has combined all of its investment management businesses to form Deutsche Asset Management which, as of December 31, 2001, had more than $231 billion in assets under management. Deutsche Asset Management acts as investment manager to [ ] U.S. mutual funds, which in the aggregate have $[ ] in assets.

Anticipated Operational Changes

         As proposed, Scudder will for the immediate future remain a separate corporate entity within the Deutsche Asset Management Group and, subject to shareholder approval, will continue to serve as the registered investment adviser to the Portfolios under the New Management Agreements. Scudder will, however, be integrated operationally into Deutsche Asset Management and will utilize the services of personnel from other parts of the organization in providing services to the Portfolios and its other clients. In particular, the investment operations of Scudder will become part of an integrated global investment operation serving Deutsche Asset Management's clients worldwide. As a result, in an effort to improve investment performance in certain areas current investment personnel of Deutsche Asset Management will assume portfolio management responsibilities for many of the Portfolios. A list of portfolio manager changes currently contemplated for the Portfolios is included in Appendix 2. Similarly, the various other services related to the mutual fund operations of both companies - shareholder servicing, investment operations, fund accounting, legal and compliance, sales and marketing - will also be integrated into a common service platform. Deutsche Bank and Scudder have advised the Independent Trustees that they believe that the combined organization will continue to provide services that will be equal or better in scope and quality to those currently being provided to the Portfolios by Scudder and its affiliates.

         As discussed above, following the Transaction, Scudder will be a part of Deutsche Asset Management, which is part of the broader Private Client and Asset Management ("PCAM") group at Deutsche Bank. At that point, Thomas Hughes will continue to be the President of Deutsche Asset Management and the Chief Executive Officer of PCAM Americas Region. Edmond D. Villani will be Chairman of Deutsche Asset Management, will join the existing Deutsche Asset Management Global Executive Committee and will become a member of the PCAM Americas Region leadership team. Mr. Villani is the President and Chief Executive Officer of Scudder.

          Following the Transaction, 100% of the outstanding voting securities of Scudder will be held by Deutsche Bank.

Board Considerations

         On April 27, 2001, Zurich Financial announced its intent to seek a strategic transaction involving Scudder, its majority-owned subsidiary. Over the course of the following months, the Independent Trustees met several times, both privately and with senior Scudder and Zurich Financial personnel, to discuss the potential benefits and risks to the Portfolios and their shareholders from a strategic transaction. The Independent Trustees were assisted in this process by their independent legal counsel and by independent consultants with special expertise in financial and mutual fund industry matters. The Independent Trustees developed certain basic principles that would guide their review of any proposed strategic transaction. These basic principles were communicated to Scudder in August 2001, and were intended to be shared with any potential strategic partner.

         On September 23, 2001, Zurich Financial and Deutsche Bank entered into a preliminary agreement whereby Deutsche Bank agreed, subject to a number of contingencies (including the execution of a definitive transaction agreement), to acquire 100% of Scudder (not including certain of Scudder's UK operations) from Zurich Financial. At a meeting on September 24, 2001, the Independent Trustees met with senior Scudder and Deutsche Bank personnel to discuss the general terms of the proposed acquisition, the general corporate structure of Deutsche Bank, the background of certain key employees of Deutsche Bank, Scudder's views on the proposed acquisition, and Deutsche Bank's general plans for operating Scudder as part of its global asset management business.

         Thereafter, the Independent Trustees met on numerous occasions (both prior to and following the execution of the definitive agreement between Zurich Financial and Deutsche Bank on December 3, 2001) to discuss the Transaction and its potential impact on the Portfolios and their shareholders. The Independent Trustees were assisted throughout this process by their independent legal counsel and independent consultants.

         In the course of their review, the Independent Trustees requested and reviewed substantial information regarding the management, financial position and business of Deutsche Bank and Deutsche Asset Management; the history of Deutsche Bank's business and operations, including its compliance history and the history of its recent acquisitions; Deutsche Asset Management's U.S. mutual fund operations, including the investment performance of mutual funds advised by Deutsche Asset Management; the proposed structure, operations and processes of the combined organization after the Transaction; Deutsche Bank's strategic and financial goals following the Transaction; the terms of the Transaction; and the future operational plans of Deutsche Bank and Scudder with respect to Scudder and its affiliated entities.

         The Independent Trustees gave careful consideration to the extensive organizational changes that Scudder will undergo as a result of the Transaction. They considered the fact that, while Scudder would continue as a separate legal entity for the immediate future, it would be integrated operationally with the global asset management business of Deutsche Bank. They also considered the significant expense reductions being planned for the combined organization designed to eliminate duplicate operations, as well as to reduce the scale of the organization to reflect current adverse conditions in the securities markets and in the investment management business. In this regard, the Independent Trustees also considered the expense reductions that would likely be necessary under current market and business conditions to operate Scudder's business efficiently absent the Transaction. The Independent Trustees were assured that the planned expense reductions would not adversely affect the scope and quality of services being provided to the Portfolios and that a substantial portion of any future revenue growth (commensurate with reasonable profit levels) would be reinvested in Deutsche Bank's U.S. mutual fund business.

         The Independent Trustees also considered the potential benefits to the Portfolios and their shareholders of the increased scale and scope of the global asset management platform that will result from the Transaction. In this regard, the Independent Trustees reviewed the investment performance records of the Deutsche Bank investment professionals who will be assuming responsibility as Portfolio portfolio managers. Deutsche Bank also advised the Independent Trustees that it was actively seeking to hire additional investment professionals to strengthen the capabilities of the combined firm in certain areas. The Independent Trustees also considered Deutsche Bank's assurances that Scudder will at all times have the resources necessary to enable it to meet its obligations to the Portfolios and that the services provided by Scudder and its affiliates following the transaction will be equal or better in scope and quality to those currently being provided. Further, Deutsche Bank has assured the Independent Trustees that they will continue to receive all information that they deem necessary or desirable to the discharge of their oversight responsibilities.

         The Independent Trustees also considered the potential advantages that the combined organization might bring to strengthening the "Scudder" brand name in the U.S. mutual fund marketplace. Deutsche Bank has confirmed its intention to extend the "Scudder" brand name to its existing mutual fund products, and to continue investing in building public awareness of the brand. Deutsche Bank also confirmed its intention to continue Scudder's current policy of emphasizing distribution through financial intermediaries.

         Deutsche Bank and Scudder each assured the Independent Trustees that they intend to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company to receive benefits in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the Transaction, at least 75% of the board members of the investment company must be persons who are not "interested persons" of such investment adviser. (The current composition of the Board of each Portfolio would be in compliance with this provision of Section 15(f).) Second, an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. Deutsche Bank and Scudder have agreed that they, and their affiliates, will take no action that would have the effect of imposing an "unfair burden" on any Portfolio in connection with the Transaction. Deutsche Bank and Scudder have undertaken to pay the costs of preparing and distributing proxy materials to the Portfolios' shareholders, as well as other fees and expenses in connection with the Transaction, including the fees and expenses of legal counsel and consultants to the Portfolios and the Independent Trustees relating to their review of the Transaction.

         In previously approving the continuation of the Current Investment Management Agreements in August 2001, the Independent Trustees had considered numerous factors, including, among others, the nature, quality and extent of services provided by Scudder to the Portfolios; investment performance, both of the Portfolios themselves and relative to appropriate peer groups and market indices; investment management fees, expense ratios and asset sizes of the Portfolios themselves and relative to appropriate peer groups; Scudder's profitability from managing the Portfolios (both individually and collectively) and the other investment companies managed by Scudder before marketing expenses paid by Scudder. Based on a review of recent market and industry trends and financial results of Scudder's businesses, the Independent Trustees concluded not to seek any changes in the fee arrangements currently in place between the Portfolios and Scudder and its affiliates at this time. The Independent Trustees expect to review these arrangements in further detail in connection with their consideration of the annual continuation of these arrangements on or prior to September 30, 2002.

         In addition, in considering whether to approve the New Investment Management Agreement for each Portfolio (the terms of which are substantially identical to the terms of the Current Investment Management Agreement for each Portfolio except as described below under "Differences Between the Current and New Investment Management Agreements"), the Board considered the potential benefit to the Portfolios of providing the Investment Manager more flexibility in structuring portfolio management services for each Portfolio. The Board recognized that it may be beneficial to the Portfolios to allow the Investment Manager to take advantage of the strengths of other entities within the Deutsche Bank organization by permitting the Investment Manager to delegate certain portfolio management services to such entities, and to do so, to the extent permissible, without incurring the expense of obtaining further shareholder approval. In addition, the Board considered that (i) any restructuring of the provision of portfolio management services provided to the Portfolios would require the prior approval of a majority of the members of a Portfolio's Board, including a majority of the Independent Trustees; and (ii) the management expenses incurred by the Portfolios would not be affected by any action taken to delegate services to other Deutsche Bank entities in reliance on the New Investment Management Agreements because any fees paid to a sub-adviser would be paid by the Investment Manager and not by the Portfolios. Scudder will retain full responsibility for the actions of any such sub-advisers.

         Based on all of the foregoing, at a meeting on February 4, 2002, the Board of each Portfolio, including the Independent Trustees of each Portfolio, voted unanimously to approve the New Investment Management Agreements and to recommend them to the shareholders for their approval.

Transfer Agent, Shareholder Service Agent and Principal Underwriter

         Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of Scudder, computes net asset value for each Portfolio. Scudder Investments Service Company ("SISC"), an affiliate of Scudder, serves as the transfer agent and dividend-paying agent for Class A and B each Portfolio (to the extent a Portfolio offers such shares). [For [ ], State Street Bank and Trust Company ("SSB") is the transfer and dividend-paying agent. Pursuant to a services agreement with SSB, SISC serves as "Shareholder Service Agent" of [ ] and, as such, performs all of SSB's duties as transfer and dividend paying agent.] Scudder Trust Company ("STC"), an affiliate of Scudder, provides subaccounting and recordkeeping services for shareholder accounts in certain retirement and employee benefit plans. Scudder Distributors, Inc. ("SDI"), 222 South Riverside Plaza, Chicago, Illinois 60606-5808, a subsidiary of Scudder, provides information and administrative services for Class A and B shareholders of each Portfolio. SDI is also the principal underwriter and distributor of each Portfolio's Class A and B shares and acts as agent of each Portfolio in the sale of its shares. For the Class B shares each Portfolio, SDI receives a Rule 12b-1 distribution fee of 0.75%, and, for the Class A shares and Class B shares, a shareholder services fee of 0.25%, of average daily net assets of each such class. Appendix 3 sets forth for each Portfolio the fees paid to SFAC, SISC, STC and SDI during the last fiscal year of each Portfolio.

         SFAC, SISC, [SSB,] and STC will continue to provide fund accounting, transfer agency, subaccounting and recordkeeping services, respectively, to the Portfolios, as described above, under the current arrangements if the New Investment Management Agreements are approved. In addition, in light of the fact that the agreements with SDI will, by their terms, terminate upon the closing of the Transaction, at a meeting on February 4, 2002, the Boards have unanimously approved the continuation of these agreements following the closing of the Transaction. As such, SDI will continue to provide administrative underwriting, underwriting and distribution services under the current arrangements if the New Investment Management Agreements are approved. All expenses related to the provision of these services, with the exception of the Rule 12b-1 distribution fee and shareholder services fee paid by the Portfolios to SDI as described above, are currently paid for by Scudder in exchange for a unitary administrative fee, as described below.

         Exhibit B sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised by Scudder that have similar investment objectives to any of the Portfolios. (See Appendix 4 for information regarding the management fee rate, net assets and aggregate management fee paid for each Portfolio.)

Portfolio Transactions

         Scudder places orders for portfolio transactions on behalf of the Portfolios with issuers, underwriters or other brokers and dealers. When it can be done consistently with the policy of obtaining the most favorable net results, Scudder may place such orders with brokers and dealers who supply brokerage and research services to Scudder or a Portfolio. The term "research services: includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Scudder is authorized when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction because of the receipt of research services. In selecting brokers and dealers with which to place portfolio transactions for a Portfolio, Scudder may consider sales of shares of the Portfolios and of any funds managed by Scudder. The placement of portfolio transactions is supervised by Scudder. Following the closing of the Transaction, it is expected that Scudder's trading system and related brokerage policies will be conformed to those of Deutsche Bank. [Deutsche Bank has represented that its policies are similar in all material respects to those of Scudder, and that it does not expect that the types and levels of portfolio transactions/placements will materially differ from those of Scudder in the past.]

Description of the Current Investment Management Agreements

         General. Under each Current Investment Management Agreement, Scudder provides each Portfolio with continuing investment management services. The Investment Manager also determines which securities shall be purchased, held or sold, and what portion of each Portfolio's assets shall be held uninvested, subject to the Trust's Declaration of Trust, By-Laws, the investment objectives, policies and restrictions set forth in each Portfolio's registration statement, the provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code"), and such policies and instructions as the Trustees may determine.

         Investment Manager's Responsibilities. Each Current Investment Management Agreement states that the Investment Manager will provide portfolio management services, place portfolio transactions in accordance with policies expressed in each Portfolio's registration statement, pay each Portfolio's office rent, render significant administrative services on behalf of each Portfolio (not otherwise provided by third parties) necessary for each Portfolio's operating as an open-end investment company including, but not limited to, preparing reports to and meeting materials for the Trust's Board and reports and notices to Portfolio shareholders; supervising, negotiating contractual arrangements with, and to the extent appropriate, monitoring the performance of various third-party and affiliated service providers to each Portfolio (such as each Portfolio's transfer and pricing agents, fund accounting agents, custodians, accountants and others) and other persons in any capacity deemed necessary or desirable to Portfolio operations; preparing and making filings with the Securities and Exchange Commission (the "SEC" or the "Commission") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the registration statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by each Portfolio's transfer agent; assisting in the preparation and filing of each Portfolio's federal, state and local tax returns; preparing and filing each Portfolio's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters;
monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of shares of each Portfolio under applicable federal and state securities laws; maintaining or causing to be maintained for each Portfolio all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by each Portfolio's custodian or other agents of each Portfolio; assisting in establishing accounting policies of each Portfolio; assisting in the resolution of accounting issues that may arise with respect to each Portfolio's operations and consulting with each Portfolio's independent accountants, legal counsel and other agents as necessary in connection therewith; establishing and monitoring each Portfolio's operating expense budgets; reviewing each Portfolio's bills; processing the payment of bills that have been approved by an authorized person; assisting each Portfolio in determining the amount of dividends and distributions available to be paid by each Portfolio to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Trust, as it may reasonably request, in the conduct of each applicable Portfolio's business, subject to the direction and control of the Trust's Board.

         Portfolio Expenses. Under each Current Investment Management Agreement, each Portfolio is responsible for other expenses, such as organizational expenses (including out-of-pocket expenses, but excluding the Investment Manager's overhead or employee costs); brokers' commissions or other costs of acquiring or disposing of any portfolio securities of each Portfolio; legal, auditing and accounting expenses; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; taxes and governmental fees; the fees and expenses of each Portfolio's transfer agent; expenses of preparing share certificates and any other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of shares; the expenses of and fees for registering or qualifying securities for sale; compensation and expenses of Independent Trustees; the cost of printing and distributing reports, notices and dividends to current shareholders; and the fees and expenses of each Portfolio's custodians, subcustodians, dividend disbursing agents and registrars. Each Portfolio may arrange to have third parties assume all or part of the expenses of sale, underwriting and distribution of shares of that Portfolio. Each Portfolio is also responsible for expenses of shareholders' and other meetings, the cost of responding to shareholders' inquiries, and its expenses incurred in connection with litigation, proceedings and claims and the legal obligation it may have to indemnify officers and Trustees of the Trust with respect thereto. Each Portfolio is also responsible for the maintenance of books and records which are required to be maintained by each Portfolio's custodian or other agents of the Trust; telephone, telex, facsimile, postage and other communications expenses; any fees, dues and expenses incurred by each Portfolio in connection with membership in investment company trade organizations; expenses of printing and mailing prospectuses and statements of additional information of each Portfolio and supplements thereto to current shareholders; costs of stationery; fees payable to the Investment Manager; expenses relating to investor and public relations; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of the Portfolio's portfolio securities; and other expenses.

         Expenses Paid by the Investment Manager. The Investment Manager is responsible for the payment of the compensation and expenses of all Trustees, officers and executive employees of the Trust (including each Portfolio's share of payroll taxes) who are affiliated with the Investment Manager and making available, without expense to each Portfolio, the services of such Trustees, officers and employees as may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. Each Portfolio is responsible for the compensation and the fees and expenses (specifically including travel expenses relating to Portfolio business) of Trustees, officers and employees not affiliated with the Investment Manager. Under each Current Investment Management Agreement, the Investment Manager also pays each Portfolio's share of payroll taxes, as well as expenses, such as travel expenses (or an appropriate portion thereof), of Trustees and officers of the Trust who are directors, officers or employees of the Investment Manager, except to the extent that such expenses relate to attendance at meetings of the Board of the Trust, or any committee thereof or advisers thereto, held outside Boston, Massachusetts or New York, New York. During each Portfolio's most recent fiscal year, no compensation, direct or otherwise (other than through fees paid to the Investment Manager), was paid or became payable by the Trust to any of its officers or Trustees who were affiliated with the Investment Manager.

         Compensation Paid to the Investment Manager. In return for the services provided by Scudder as investment manager, and the expenses it assumes under each Current Investment Management Agreement, each Portfolio pays the Investment Manager a management fee which is accrued daily and payable monthly. The management fee rate for each Portfolio is set forth in Appendix 4.

         Liability of the Investment Manager. Each Current Investment Management Agreement further provides that the Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Portfolio in connection with matters to which such Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by the Investment Manager of its obligations and duties under such Agreement.

         Termination of the Agreement. Each Current Investment Management Agreement may be terminated without penalty upon sixty (60) days' written notice by either party. Each Portfolio may agree to terminate its Current Investment Management Agreement either by the vote of a majority of the outstanding voting securities of the Portfolio or by a vote of the Board. As stated above, each Current Investment Management Agreement automatically terminates in the event of its assignment.

Additional Information About the Current Agreements

         The date of each Current Investment Management Agreement, the date when each Current Investment Management Agreement was last approved by the Trustees and the shareholders of each Portfolio and the date to which each Current Investment Management Agreement was last continued is included in Appendix 5.

The New Investment Management Agreements

         The New Investment Management Agreement for each Portfolio will be dated as of the date of the consummation of the Transaction, which is expected to occur in the first half of 2002. Each New Investment Management Agreement will be in effect for an initial term ending on September 30, 2002 (the same term as would apply under the corresponding Current Investment Management Agreement but for the Transaction), and may be continued thereafter from year to year only if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" (as defined below under "Additional Information") of each Portfolio, or by the Board and, in either event, the vote of a majority of the Independent Trustees, cast in person at a meeting called for such purpose. In the event that shareholders of a Portfolio do not approve the New Investment Management Agreement, the Current Investment Management Agreement will terminate if the Transaction is consummated. In such event, the Board of the Trust will take such action, if any, as it deems to be in the best interests of the Portfolio and its shareholders, including (without limitation) re-submitting this Proposal for shareholder approval or entering into an interim investment management agreement with Scudder. In the event the Transaction is not consummated, Scudder will continue to provide services to each Portfolio in accordance with the terms of each Current Investment Management Agreement for such periods as may be approved at least annually by the Board, including a majority of the Independent Trustees.

Differences Between the Current and New Investment Management Agreements

         The terms of the New Investment Management Agreement for each Portfolio are substantially identical to the terms of the corresponding Current Investment Management Agreement, except that, to the extent permissible, pursuant to each New Investment Management Agreement the Investment Manager would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that the Investment Manager controls, is controlled by, or is under common control with, upon the approval of the Independent Trustees and the full Board. Shareholders of a Portfolio that is affected by any adjustment would receive prompt notice following approval by the Independent Trustees. The management fee rates paid by the Portfolios would not increase as a result of any such action; all fees incurred by a sub-adviser will continue to be the responsibility of the Investment Manager. The Investment Manager will retain full responsbility for the actions of any such sub-advisers.

         The investment management fee rates paid by the Portfolios under the New Investment Management Agreements are the same as those currently in effect.

              The Trustees of the Trust unanimously recommend that
                   shareholders of each Portfolio vote FOR the
      approval of a New Investment Management Agreement for that Portfolio.

    Proposal 2: Approval of a New Sub-Advisory Agreement with Deutsche Asset Management Investment Services Limited with respect to International Portfolio

         Scudder has proposed entering into a sub-advisory agreement (the "Sub-Advisory Agreement"), on behalf of International Portfolio, with Deutsche Asset Management Investment Services Limited ("DeAMIS") pursuant to which DeAMIS would furnish information, investment recommendations, advice and assistance to Scudder. The Sub-Advisory Agreement was [unanimously] approved by the Board of Trustees, including each Independent Trustee, at a meeting held on February 4, 2002. A form of Sub-Advisory Agreement is attached hereto as Exhibit C.

         It is anticipated that following the closing of the Transaction, the portfolio management team that is responsible for managing all or a portion of International Portfolio's assets will transition from the United States to London and will become employees of DeAMIS. It is expected that this transition will allow the portfolio management team to access the global reach of Deutsche Asset Management more effectively.

         Following the closing of the Transaction, a certain amount of time will be necessary to permit Scudder and Deutsche Asset Management to prepare and institute the necessary arrangements for the portfolio managers to transition to DeAMIS. As such, the Sub-Advisory Agreement will go into effect at a time to be determined following the closing of the Transaction (and in any case not more than two years following such date) upon the approval of the Board and its Independent Trustees. In addition, the fees to be paid to DeAMIS will at that time be determined, again upon the approval of the Board and its Non-interested Trustees. Any such fees payable under the Sub-Advisory Agreement are paid by Scudder and have no effect on management fees paid by International Portfolio to Scudder pursuant to the Investment Management Agreement. In no case will the investment management fees paid to DeAMIS by Scudder be greater than those paid by International Portfolio to Scudder pursuant to the Investment Management Agreement.

         The Sub-Advisory Agreement has been unanimously approved by the Board, and is now being submitted for approval by the shareholders of International Portfolio. If it is approved by the shareholders of International Portfolio, the Sub-Advisory Agreement would continue in effect until September 30, 2002 unless earlier terminated, and will continue from year to year thereafter, subject to approval annually by the Board or by a Majority Vote of the outstanding shares of International Portfolio, and also, in either event, approval by a majority of the Independent Trustees at a meeting called for the purpose of voting on such approval. If the shareholders of International Portfolio should fail to approve the Sub-Advisory Agreement, the Board shall consider appropriate action with respect to such non-approval of the Sub-Advisory Agreement.

Board Considerations

         On February 4, 2002, the Board, including the Independent Trustees, of International Portfolio unanimously voted to approve the new Sub-Advisory Agreement proposed by Scudder and to recommend its approval to the shareholders of International Portfolio.

         [In considering whether to approve the new Sub-Advisory Agreement, the Board considered similar factors to those it considered in approving the New Investment Management Agreement, to the extent applicable. (See Proposal 1 for more information regarding the Board's evaluation.) In addition, the Board considered the recommendation of Scudder and various information and materials provided by each of Scudder and DeAMIS. The Board also considered that approval of the Sub-Advisory Agreement would not result in significant changes to the portfolio management team responsible for International Portfolio. As discussed above, the Sub-Advisory Agreement will allow the portfolio managers to integrate with DeAMIS' London facilities. Furthermore, the Board considered that approval of the Sub-Advisory Agreement would not affect management fees paid by International Portfolio.]

         [The Board was apprised that the deferral in implementing the Sub-Advisory Agreement is needed to permit Scudder and Deutsche Asset Management a sufficient amount of time to plan, prepare and institute the necessary arrangements for the transition of portfolio management team to DeAMIS. Scudder also emphasized to the Board that the Sub-Advisory Agreement would be implemented only upon the approval of International Portfolio's Independent Trustees and full Board based on information they then deemed adequate and necessary to consider these arrangements, including fee arrangements.]

         The Board unanimously recommends that shareholders of International Portfolio vote in favor of the approval of the new Sub-Advisory Agreement.

Description of the Sub-Advisory Agreement

         Under the Sub-Advisory Agreement, DeAMIS shall furnish Scudder with information, investment recommendations, advice and assistance, as Scudder from time to time reasonably requests. In addition, the Sub-Advisory Agreement provides that DeAMIS shall maintain a separate staff within its organization to furnish such services exclusively to Scudder.

         As noted  above,  the  investment  management  fee  payable  under  the
Sub-Advisory   Agreement   would  be  paid  by  the  Investment   Manager,   not
International  Portfolio,  and  will be  set,  and may  vary  from  time to time thereafter, subject to the approval of International Portfolio's Board, including a majority of its Independent Trustees.

         The Sub-Advisory Agreement further provides that DeAMIS shall not be liable for any act or omission in the course of, connected with or arising out of any services to be rendered under the Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence on the part of DeAMIS in the performance of its duties or from reckless disregard by DeAMIS of its obligations and duties under the Sub-Advisory Agreement.

         The Sub-Advisory Agreement may be terminated without penalty upon sixty
(60) days' written notice by either party, or by a majority vote of the outstanding voting securities of International Portfolio, and automatically terminates in the event of the termination of International Portfolio's Investment Management Agreement or in the event of its assignment.

Information about DeAMIS

         DeAMIS, with headquarters at One Appold Street, London, EC2A 2UU, England, provides a full range of international investment advisory services to institutional and retail clients, and as of December 31, 2001, managed more than $6 billion in assets. DeAMIS is an indirect wholly-owned subsidiary of Deutsche Bank.

         The principal occupations of each director and principal executive officer of DeAMIS are set forth in the table below. The principal business address of each director and principal executive officer, as it relates to his or her duties at DeAMIS, is One Appold Street, London, EC2A 2UU, England. No trustees or officers of the Trust are employees, officers, directors or shareholders of DeAMIS.

         Alexander Tedder.  Director, DeAMIS.

         Richard Charles Wilson.  Director, DeAMIS.

         Annette Jane Fraser.  Chief Executive Officer, DeAMIS.

         Stephen John Maynard.  Finance Officer, DeAMIS.

         Matthew Alan Linsey.  Director, DeAMIS.

         Adrian Dyke.  Secretary, DeAMIS.

         Exhibit D sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised or sub-advised by DeAMIS that have similar investment objectives to International Portfolio. (See above for information regarding the sub-advisory fee rate and aggregate sub-advisory fee paid for International Portfolio.)

Fund Transactions

         DeAMIS will place all orders for portfolio transactions of International Portfolio's securities. When it can be done consistently with the policy of obtaining the most favorable net results, DeAMIS may place such orders with brokers and dealers who provide market, statistical and other research information to International Portfolio or DeAMIS. DeAMIS is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. In selecting brokers and dealers with which to place portfolio transactions for International Portfolio, DeAMIS may consider its affiliates and also firms that sell shares of mutual funds advised by DeAMIS or recommend the purchase of such funds. Allocation of portfolio transactions is supervised by DeAMIS.

Required Vote

         Approval of the Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" (as defined below under "Additional Information") of International Portfolio.

               The Trustees of International Portfolio unanimously
                  recommend that shareholders of International
       Portfolio vote FOR the approval of the New Sub-Advisory Agreement.


                             Additional Information

General

         As discussed above, shares of each Portfolio are offered only to Participating Insurance Companies to fund benefits under their VLI contracts and VA contracts (each a "Contract"). Accordingly, as of the close of business on [ ], 2002, shares of each Portfolio were held by separate accounts, or subaccounts thereof, of various Participating Insurance Companies. These shares are owned by the Participating Insurance Companies as depositors for their respective Contracts issued to individual contract owners or to a group (e.g., a defined benefit plan) in which individuals participate (collectively, "Participants"). Participants have the right to instruct the Participating Insurance Companies on how to vote the shares related to their interests through their Contracts (i.e., pass-through voting). A Participating Insurance Company must vote the shares of a Portfolio held in its name as directed. If a Participating Insurance Company does not receive voting instructions for all of the shares of a Portfolio held under the Contracts, it will vote all of the shares in the relevant separate accounts with respect to each Proposal on which it is entitled to vote, for, against or abstaining, in the same proportion as the shares of that Portfolio for which it has received instructions from contract owners (i.e., echo voting). The group Participants of some group Contracts may have the right to direct the vote, with respect to each Proposal on which they are entitled to vote, for all shares of a Portfolio held under the Contract, for, against or abstaining, in the same proportions as shares for which instructions have been given under the same Contract. This Proxy Statement is used to solicit instructions from Participants for voting shares of the Portfolios, as well as for soliciting proxies from the Participating Insurance Companies, the actual shareholders of the Portfolios. All persons entitled to direct the voting of shares, whether or not they are shareholders, will be described as voting for purposes of this Proxy Statement.

         The cost of preparing, printing and mailing the enclosed proxy card(s) and this Proxy Statement, and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone, facsimile or telegraph, will be paid by Scudder. In addition to solicitation by mail, certain officers and representatives of the Trust, officers and employees of Scudder and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

         Any shareholder of a Portfolio giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the Trust, c/o Zurich Scudder Investments, Inc., at the address for the Trust shown at the beginning of this Proxy Statement), or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the applicable Portfolio. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of each Proposal referred to in the Proxy Statement. Only a shareholder may execute or revoke a proxy. A Participant who has given voting instructions may revoke them through the applicable Participating Insurance Company. A Participant may also revoke the accompanying voting instruction at any time prior to its use by filing with the Trust a written revocation or duly executed voting instruction bearing a later date. In addition, any Participant who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any voting instruction previously given. The persons named in the accompanying voting instruction will vote as directed, but in the absence of voting directions in any voting instruction that is signed and returned, they may have the authority to vote the interest represented thereby FOR each Proposal and may vote in accordance with their best judgment with respect to other matters not now known to the Board that may be presented to the Meeting.

         In order to constitute a quorum for the transaction of business, with respect to the Portfolio, the holders of at least one-third of the shares entitled to be cast of the Portfolio (for a Portfolio-wide vote) must be present at the Meeting, in person or by proxy. In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Meeting with respect to one or more Portfolios, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the concerned Portfolio's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote against any such adjournment those proxies to be voted against that Proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker
"non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by a Portfolio from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

         Approval of Proposals 1 and 2 with respect to each Portfolio, requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of that Portfolio. The term "majority of the outstanding voting securities," as defined in the 1940 Act and as used in this Proxy Statement, means: the affirmative vote of the lesser of (i) 67% of the voting securities of a Portfolio present at the Meeting if more than 50% of the outstanding voting securities of the Portfolio are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Portfolio.

         Abstentions will have the effect of a "no" vote on Proposals 1 and 2. Broker non-votes will have the effect of a "no" vote for Proposals 1 and 2 if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of a Portfolio. Broker non-votes will not constitute "yes" or "no" votes for Proposals 1 or 2, and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of a Portfolio present at the Meeting. Broker non-votes are not likely to be relevant to the Meeting because the Portfolios have been advised by the New York Stock Exchange that each Proposal to be voted upon by the shareholders involves matters that the New York Stock Exchange considers to be routine and within the discretion of brokers to vote if no customer instructions are received. Shareholders of each Portfolio will vote separately with respect to Proposals 1 and 2.

         If shareholder approval is not obtained prior to the closing of the Transaction, Scudder would propose to enter into an interim advisory agreement with your Portfolio, pursuant to Rule 15a-4 under the 1940 Act. The interim agreement, which would take effect upon completion of the acquisition of Scudder by Deutsche Bank, would be in substantially the same form as the New Investment Management Agreement, but would not include the new provisions regarding flexibility in managing assets and would include special provisions required by Rule 15a-4, including:

o                  a maximum term of 150 days;

o a provision that the Board or holders of a majority of your Portfolio's shares may terminate the agreement at any time without penalty on not more than 10 days' written notice; and

o a provision that the compensation earned by Scudder under the agreement would be held in an interest-bearing escrow account until shareholder approval of the New Investment Management Agreement is obtained, after which the amount in the escrow account (together with any interest) would be paid to Scudder.

         If any Portfolio relying on Rule 15a-4 has not received the requisite shareholder approval for the New Investment Management Agreement within 150 days after completion of the acquisition of Scudder by Deutsche Bank, fees (less reasonable expenses) would be returned and the Board of the Trust will consider other appropriate arrangements subject to approval in accordance with the 1940 Act.

         Holders of record of the shares of each Portfolio at the close of business on February 15, 2002, as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of the Meeting. The table provided in Appendix 6 hereto sets forth the number of shares outstanding for each Portfolio as of [ ], 2002.

         To the best of the Trust's knowledge, as of [December 31], 2001, no person owned beneficially more than 5% of any Portfolio's outstanding shares, except as stated in Appendix 7.

         Appendix 8 lists the amount of shares of each Portfolio owned directly or beneficially by the Trustees of the Board.

         Georgeson Shareholder Communications, Inc. ("Georgeson") has been engaged to assist in the solicitation of proxies, at an estimated cost of $[ ] per Portfolio, plus expenses. As the Meeting date approaches, certain shareholders of each Portfolio may receive a telephone call from a representative of Georgeson if their votes have not yet been received.
Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of each Portfolio. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Trustees believe that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

         In all cases where a telephonic proxy is solicited, the Georgeson representative is required to ask for each shareholder's full name and address, or the last four digits of the shareholder's social security or employer identification number, or both, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Georgeson representative is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Georgeson, then the Georgeson representative has the responsibility to explain the process, read the Proposals listed on the proxy card and ask for the shareholder's instructions on each Proposal. Although the Georgeson representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Georgeson will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call Georgeson immediately if his or her instructions are not correctly reflected in the confirmation.

         Shareholders may also provide their voting instructions through telephone touch-tone voting or Internet voting. These options require shareholders to input a control number which is located on each voting instruction card. After inputting this number, shareholders will be prompted to provide their voting instructions on each Proposal. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

         If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still submit the proxy card(s) originally sent with this Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card(s), they may contact Georgeson toll-free at (866)
515-0336. Any proxy given by a shareholder is revocable until voted at the Meeting.

Shareholder Proposals for Subsequent Meetings

         Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Meeting, if any, should send their written proposals to the Secretary of the Trust, c/o Zurich Scudder Investments, Inc., at the address for the Trust shown at the beginning of this Proxy Statement, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.

Other Matters to Come Before the Meeting

         The Board is not aware of any matters that will be presented for action at the Meeting other than the matters described in this material. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Trust and/or each Portfolio.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) (OR TAKE ADVANTAGE OF AVAILABLE ELECTRONIC OR TELEPHONIC VOTING PROCEDURES) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board,

John Millette
Secretary

                        INDEX OF EXHIBITS AND APPENDICES


EXHIBIT A:    FORM OF NEW INVESTMENT MANAGEMENT AGREEMENT

EXHIBIT B:    MANAGEMENT FEE RATES FOR FUNDS ADVISED BY SCUDDER WITH SIMILAR
              INVESTMENT OBJECTIVES

EXHIBIT C:    INFORMATION REGARDING OTHER FUNDS ADVISED OR SUB-ADVISED BY DEAMIS

EXHIBIT D:    FORM OF SUB-ADVISORY AGREEMENT

APPENDIX 1:   INFORMATION REGARDING SCUDDER

APPENDIX 2:   PROPOSED PORTFOLIO MANAGER CHANGES

APPENDIX 3:   FEES PAID TO SFAC, SISC, STC AND SDI

APPENDIX 4:   FUND MANAGEMENT FEE RATES, NET ASSETS AND AGGREGATE MANAGEMENT
              FEES

APPENDIX 5:   DATES RELATING TO INVESTMENT MANAGEMENT AGREEMENTS

APPENDIX 6:   PORTFOLIO SHARES OUTSTANDING

APPENDIX 7:   BENEFICIAL OWNERS OF 5% OR MORE OF PORTFOLIO SHARES

APPENDIX 8:   PORTFOLIO SHARES OWNED BY TRUSTEES AND EXECUTIVE OFFICERS

APPENDIX 9:   OFFICERS

                                    Exhibit A

                                   Form of New
                         Investment Management Agreement


                            Scudder Variable Series I
                            222 South Riverside Plaza
                             Chicago, Illinois 60606

                                                                   [Date], 2002

Zurich Scudder Investments, Inc.
[address]


                         Investment Management Agreement
                               [Name of Portfolio]

Ladies and Gentlemen:

         Scudder Variable Series I (the "Fund") has been established as a Massachusetts business trust to engage in the business of an investment company. Pursuant to the Fund's Declaration of Trust, as amended from time to time (the "Declaration"), the Board of Trustees has divided the Fund's shares of beneficial interest, [for all Portfolios except Health Science Portfolio: without par value][for Health Sciences Portfolio: par value $0.01 per share], (the "Shares") into separate series, or funds, including [Name of Portfolio] (the "Portfolio"). Series may be abolished and dissolved, and additional series established, from time to time by action of the Trustees.

         The Fund, on behalf of the Portfolio, has selected you to act as the sole investment manager of the Portfolio and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Fund on behalf of the Portfolio agrees with you as follows:

         1. Delivery of Documents. The Fund engages in the business of investing and reinvesting the assets of the Portfolio in the manner and in accordance with the investment objectives, policies and restrictions specified in the currently effective Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") relating to the Portfolio included in the Fund's Registration Statement on Form N-1A, as amended from time to time, (the "Registration Statement") filed by the Fund under the Investment Company Act of 1940, as amended, (the "1940 Act") and the Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to you by the Fund. The Fund has also furnished you with copies properly certified or authenticated of each of the following additional documents related to the Fund and the Portfolio:

(a)  The Declaration dated [Date], as amended to date.

(b)  By-Laws of the Fund as in effect on the date hereof (the "By-Laws").

(c) Resolutions of the Trustees of the Fund and the shareholders of the Portfolio selecting you as investment manager and approving the form of this Agreement.

(d) Establishment and Designation of Series of Shares of Beneficial Interest dated [Date] relating to the Portfolio.

         The Fund will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAI and the Registration Statement.

         2. Sublicense to Use the Scudder Trademarks. As exclusive licensee of the rights to use and sublicense the use of the "Scudder," "Scudder Kemper Investments, Inc." and "Scudder, Stevens & Clark, Inc." trademarks (together, the "Scudder Marks"), you hereby grant the Fund a nonexclusive right and sublicense to use (i) the "Scudder" name and mark as part of the Fund's name (the "Portfolio Name"), and (ii) the Scudder Marks in connection with the Fund's investment products and services, in each case only for so long as this Agreement, any other investment management agreement between you and the Fund, or any extension, renewal or amendment hereof or thereof remains in effect, and only for so long as you are a licensee of the Scudder Marks, provided however, that you agree to use your best efforts to maintain your license to use and sublicense the Scudder Marks. The Fund agrees that it shall have no right to sublicense or assign rights to use the Scudder Marks, shall acquire no interest in the Scudder Marks other than the rights granted herein, that all of the Fund's uses of the Scudder Marks shall inure to the benefit of Scudder Trust Company as owner and licensor of the Scudder Marks (the "Trademark Owner"), and that the Fund shall not challenge the validity of the Scudder Marks or the Trademark Owner's ownership thereof. The Fund further agrees that all services and products it offers in connection with the Scudder Marks shall meet commercially reasonable standards of quality, as may be determined by you or the Trademark Owner from time to time, provided that you acknowledge that the services and products the Fund rendered during the one-year period preceding the date of this Agreement are acceptable. At your reasonable request, the Fund shall cooperate with you and the Trademark Owner and shall execute and deliver any and all documents necessary to maintain and protect (including but not limited to in connection with any trademark infringement action) the Scudder Marks and/or enter the Fund as a registered user thereof. At such time as this Agreement or any other investment management agreement shall no longer be in effect between you (or your successor) and the Fund, or you no longer are a licensee of the Scudder Marks, the Fund shall (to the extent that, and as soon as, it lawfully can) cease to use the Portfolio Name or any other name indicating that it is advised by, managed by or otherwise connected with you (or any organization which shall have succeeded to your business as investment manager) or the Trademark Owner. In no event shall the Fund use the Scudder Marks or any other name or mark confusingly similar thereto (including, but not limited to, any name or mark that includes the name "Scudder") if this Agreement or any other investment advisory agreement between you (or your successor) and the Portfolio is terminated.

         3. Portfolio Management Services. As manager of the assets of the Portfolio, you shall provide continuing investment management of the assets of the Portfolio in accordance with the investment objectives, policies and restrictions set forth in the Prospectus and SAI; the applicable provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended, (the "Code") relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations of which you have knowledge; subject always to the policies and instructions adopted by the Fund's Board of Trustees. In connection therewith, you shall use reasonable efforts to manage the Portfolio so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Portfolio shall have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to your investment advisory clients. In managing the Portfolio in accordance with the requirements set forth in this section 3, you shall be entitled to receive and act upon advice of counsel to the Fund or counsel to you. You shall also make available to the Fund promptly upon request all of the Portfolio's investment records and ledgers as are necessary to assist the Fund in complying with the requirements of the 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

         You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by the Portfolio and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with Portfolio policies as expressed in the Registration Statement. You shall determine what portion of the Portfolio's portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.

         You shall furnish to the Fund's Board of Trustees periodic reports on the investment performance of the Portfolio and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the Fund's officers or Board of Trustees shall reasonably request.

         4. Delegation of Portfolio Management Services. Subject to the prior approval of a majority of the members of the Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, you may, through a sub-advisory agreement or other arrangement, delegate to any other company that you control, are controlled by, or are under common control with, or to specified employees of any such companies, or to more than one such company, certain of your duties enumerated in section 3 hereof; provided, that you shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve you of any of your obligations hereunder.

         Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by you under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by you, subject to the prior approval of a majority of the members of the Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act.

         5. Administrative Services. In addition to the portfolio management services specified above in section 3, you shall furnish at your expense for the use of the Portfolio such office space and facilities in the United States as the Portfolio may require for its reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the Fund administrative services on behalf of the Portfolio necessary for operating as an open-end investment company and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the Fund's Board of Trustees and reports and notices to Portfolio shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, accounting agents, custodians, depositories, transfer agents and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Portfolio operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by the Portfolio's transfer agent; assisting in the preparation and filing of the Portfolio's federal, state and local tax returns; preparing and filing the Portfolio's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of Shares of the Portfolio under applicable federal and state securities laws; maintaining or causing to be maintained for the Portfolio all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Portfolio's custodian or other agents of the Portfolio; assisting in establishing the accounting policies of the Portfolio; assisting in the resolution of accounting issues that may arise with respect to the Portfolio's operations and consulting with the Portfolio's independent accountants, legal counsel and the Portfolio's other agents as necessary in connection therewith; establishing and monitoring the Portfolio's operating expense budgets; reviewing the Portfolio's bills; processing the payment of bills that have been approved by an authorized person; assisting the Portfolio in determining the amount of dividends and distributions available to be paid by the Portfolio to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information s is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Fund as it may reasonably request in the conduct of the Portfolio's business, subject to the direction and control of the Fund's Board of Trustees. Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of the Portfolio or any other person not a party to this Agreement which is obligated to provide services to the Portfolio.

         6. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 6, you shall pay the compensation and expenses of all Trustees, officers and executive employees of the Fund (including the Portfolio's share of payroll taxes) who are affiliated persons of you, and you shall make available, without expense to the Portfolio, the services of such of your directors, officers and employees as may duly be elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law. You shall provide at your expense the portfolio management services described in section 3 hereof and the administrative services described in section 5 hereof.

         You shall not be required to pay any expenses of the Portfolio other than those specifically allocated to you in this section 6. In particular, but without limiting the generality of the foregoing, you shall not be responsible, except to the extent of the reasonable compensation of such of the Portfolio's Trustees and officers as are directors, officers or employees of you whose services may be involved, for the following expenses of the Portfolio: organization expenses of the Portfolio (including out-of-pocket expenses, but not including your overhead or employee costs); fees payable to you and to any other Portfolio advisors or consultants; legal expenses; auditing and accounting expenses; maintenance of books and records which are required to be maintained by the Portfolio's custodian or other agents of the Fund; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by the Portfolio in connection with membership in investment company trade organizations; fees and expenses of the Portfolio's accounting agent, custodians, subcustodians, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this section 6, other expenses in connection with the issuance, offering, distribution, sale redemption or repurchase of securities issued by the Portfolio; expenses relating to investor and public relations expenses and fees of registering or qualifying Shares of the Portfolio for sale; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of the Portfolio's portfolio securities; the compensation and all expenses (specifically including travel expenses relating to Fund business) of Trustees, officers and employees of the Fund who are not affiliated persons of you; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Portfolio; expenses of printing and distributing reports, notices and dividends to shareholders; expenses of printing and mailing Prospectuses and SAIs of the Portfolio and supplements thereto; costs of stationery; any litigation expenses; indemnification of Trustees and officers of the Fund; costs of shareholders' and other meetings; travel expenses (or an appropriate portion thereof) of Trustees and officers of the Fund who are directors, officers or employees of you to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Fund or any committees thereof or advisors thereto held outside Boston, Massachusetts or New York, New York.

         You shall not be required to pay expenses of any activity which is primarily intended to result in sales of Shares of the Portfolio if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of the Portfolio's Shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the Fund on behalf of the Portfolio shall have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that the Portfolio (or some other party) shall assume some or all of such expenses. You shall be required to pay such of the foregoing sales expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by the Portfolio (or some other party) pursuant to such a plan.

         7. Management Fee. For all services to be rendered, payments to be made and costs to be assumed by you as provided in sections 3, 5 and 6 hereof, the Fund on behalf of the Portfolio shall pay you in United States Dollars on the last day of each month the unpaid balance of a fee equal to the excess of [see Appendix 4 to this Proxy Statement for the investment management fee rate paid by each Portfolio] over any compensation waived by you from time to time (as more fully described below). You shall be entitled to receive during any month such interim payments of your fee hereunder as you shall request, provided that no such payment shall exceed 75 percent of the amount of your fee then accrued on the books of the Portfolio and unpaid.

         The "average daily net assets" of the Portfolio shall mean the average of the values placed on the Portfolio's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Portfolio is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Portfolio lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of the Portfolio shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If the determination of net asset value does not take place for any particular day, then for the purposes of this section 7, the value of the net assets of the Portfolio as last determined shall be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Portfolio's portfolio may be lawfully determined on that day. If the Portfolio determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 7.

         You may waive all or a portion of your fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of your services. You shall be contractually bound hereunder by the terms of any publicly announced waiver of your fee, or any limitation of the Portfolio's expenses, as if such waiver or limitation were fully set forth herein.

         8. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of the Portfolio, neither you nor any of your directors, officers or employees shall act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for the Portfolio's account with brokers or dealers selected by you in accordance with Portfolio policies as expressed in the Registration Statement. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Portfolio, you shall act solely as investment counsel for such clients and not in any way on behalf of the Portfolio.

         Your services to the Portfolio pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and services to others. In acting under this Agreement, you shall be an independent contractor and not an agent of the Fund. Whenever the Portfolio and one or more other accounts or investment companies advised by the Manager have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by the Manager to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by the Manager to be equitable. The Portfolio recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Portfolio.

         9. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the Fund agrees that you shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the Fund, the Portfolio or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties hereunder. Any person, even though also employed by you, who may be or become an employee of and paid by the Portfolio shall be deemed, when acting within the scope of his or her employment by the Portfolio, to be acting in such employment solely for the Portfolio and not as your employee or agent.

         10. Duration and Termination of This Agreement. This Agreement shall remain in force until [Date], and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Portfolio. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.

         This Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Portfolio or by the Fund's Board of Trustees on 60 days' written notice to you, or by you on 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment.

         11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in a manner consistent with the 1940 Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom.

         12. Limitation of Liability for Claims. The Declaration, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "[Name of Fund]" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of the Portfolio, or Trustee, officer, employee or agent of the Fund, shall be subject to claims against or obligations of the Fund or of the Portfolio to any extent whatsoever, but that the Fund estate only shall be liable.

         You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Fund on behalf of the Portfolio pursuant to this Agreement shall be limited in all cases to the Portfolio and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Portfolio or any other series of the Fund, or from any Trustee, officer, employee or agent of the Fund. You understand that the rights and obligations of each Portfolio, or series, under the Declaration are separate and distinct from those of any and all other series.

         13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

         This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause the Portfolio to fail to comply with the requirements of Subchapter M of the Code.

         This Agreement shall supersede all prior investment advisory or management agreements entered into between you and the Fund on behalf of the Portfolio.

         If you are in agreement with the foregoing, please execute the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Fund, whereupon this letter shall become a binding contract effective as of the date of this Agreement.

                                            Yours very truly,

                                            [Name of Fund], on behalf of
                                            [Name of Portfolio]


                                 By:  _________________________________
                                 Vice President






         The foregoing Agreement is hereby accepted as of the date hereof.

                        Zurich Scudder Investments, Inc.


                                 By:  __________________________________
                                    President


                                    Exhibit B
                Management Fee Rates for Funds Advised by Scudder
                       with Similar Investment Objectives


                    Fund                                   Objective                          Fee Rate+                Net Assets

Money Market Funds
Government Securities Portfolio               Maximum current income consistent   0.220% to $500 million           $1,833,917,431
(Cash Account Trust)                          with stability of capital.          0.200% next $500 million
                                                                                  0.175% next $1 billion
                                                                                  0.160% next $1 billion
                                                                                  0.150% over $3 billion(1)

Government Securities Portfolio               Maximum current income consistent   0.220% to $500 million           $498,040,269
(Cash Equivalent Fund)                        with stability of capital.          0.200% next $500 million
                                                                                  0.175% next $1 billion
                                                                                  0.160% next $1 billion
                                                                                  0.150% over $3 billion(4)

Government Securities Portfolio               Maximum current income consistent   0.150% of net assets(5)          $487,810,268
(Investors Cash Trust)                        with stability of capital.

Money Market Portfolio                        Maximum current income consistent   0.220% to $500 million           $10,258,067,219
(Cash Account Trust)                          with stability of capital.          0.200% next $500 million
                                                                                  0.175% next $1 billion
                                                                                  0.160% next $1 billion
                                                                                  0.150% over $3 billion(1)

Money Market Portfolio                        Maximum current income consistent   0.220% to $500 million           $913,521,410
(Cash Equivalent Fund)                        with stability of capital.          0.200% next $500 million
                                                                                  0.175% next $1 billion
                                                                                  0.160% next $1 billion
                                                                                  0.150% over $3 billion(4)

Scudder Cash Reserves Fund                    Maximum current income to the       0.400% to $250 million           $594,927,445
                                              extent  consistent with stability   0.380% next $750 million
                                              of principal.                       0.350% next $1.5 billion
                                                                                  0.320% next $2.5 billion
                                                                                  0.300% next $2.5 billion
                                                                                  0.280% next $2.5 billion
                                                                                  0.260% next $2.5 billion
                                                                                  0.250% over $12.5 billion

Scudder Cash Investment Trust                 To maintain stability of capital,   0.500% to $250 million           $1,338,276,105
                                              and consistent with that, to        0.450% next $250 million
                                              maintain liquidity of capital and   0.400% next $500 million
                                              to provide current income.          0.350% next $500 million
                                                                                  0.335% next $500 million
                                                                                  0.320% over $2 billion++

Scudder Money Market Series                   High level of current income as     0.250% of net assets++           $9,294,897,783
                                              is consistent with liquidity,
                                              preservation of capital and the
                                              fund's investment policies.

Scudder U.S. Treasury Money Fund              Current income consistent with      0.400% to $500 million           $383,802,179
                                              safety, liquidity, and stability    0.385% next $500 million
                                              of capital.                         0.370% over $ 1 billion++

Treasury Portfolio                            Maximum current income consistent    0.150% of net assets(5)          $88,490,940
(Investors Cash Trust)                        with stability of capital.

Zurich Government Money Fund                  Maximum current income to the        0.500% to $215 million           $751,421,981
                                              extent consistent with stability     0.375% next $335 million
                                              of principal.                        0.300% next $250 million
                                                                                   0.250% over $800 million(6)

Zurich Money Market Fund                      Maximum current income to the        0.500% to $215 million           $5,786,712,431
                                              extent consistent with stability     0.375% next $335 million
                                              of principal.                        0.300% next $250 million
                                                                                   0.250% over $800 million(6)

Zurich Tax-Free Money Fund                    Maximum current income that is       0.500% to $215 million           $745,352,528
                                              exempt from federal income taxes     0.375% next $335 million
                                              to the extent consistent with        0.300% next $250 million
                                              stability of principal.              0.250% over $800 million(6)

Zurich YieldWise Government Money Fund        Maximum current income to the        0.500% to $215 million           $387,549,405
                                              extent consistent with stability     0.375% next $335 million
                                              of principal.                        0.300% next $250 million
                                                                                   0.250% over $800 million++

Zurich YieldWise Money Fund                   Maximum current income to the        0.500% to $215 million           $978,162,130
                                              extent consistent with stability     0.375% next $335 million
                                              of principal.                        0.300% next $250 million
                                                                                   0.250% over $800 million++

Zurich YieldWise Municipal Money Fund         Maximum current income that is       0.500% to $215 million           $440,593,257
                                              exempt from regular federal income   0.375% next $335 million
                                              taxes to the extent consistent       0.300% next $250 million
                                              with stability of principal.         0.250% over $800 million++

Tax-Free Money Market Funds

Investors Florida Municipal Cash Fund         Maximum current income, that is      0.220% to $500 million           $56,982,158
                                              exempt from federal income tax, to   0.200% next $500 million
                                              the extent consistent with           0.175% next $1 billion
                                              stability of capital.                0.160% next $1 billion
                                                                                   0.150% over $3 billion++(3)

Investors Michigan Municipal Cash Fund        Maximum current income, that is      0.220% to $500 million           $29,349,803
                                              exempt from federal and Michigan     0.200% next $500 million
                                              income taxes, to the extent          0.175% next $1 billion
                                              consistent with stability of         0.160% next $1 billion
                                              capital.                             0.150% over $3 billion++(3)

Investors New Jersey Municipal Cash Fund      Maximum current income, that is      0.220% to $500 million           $77,045,997
                                              exempt from federal and New Jersey   0.200% next $500 million
                                              income taxes, to the extent          0.175% next $1 billion
                                              consistent with stability of         0.160% next $1 billion
                                              capital.                             0.150% over $3 billion++(3)

Investors Pennsylvania Municipal Cash Fund    Maximum current income, that is      0.220% to $500 million           $24,521,124
                                              exempt from federal and              0.200% next $500 million
                                              Pennsylvania income taxes, to the    0.175% next $1 billion
                                              extent consistent with stability     0.160% next $1 billion
                                              of capital.                          0.150% over $3 billion++(3)

Scudder Tax-Free Money Fund                   Income exempt from regular federal   0.500% to $500 million           $345,090,771
                                              income tax and stability of          0.480% over $500 million++
                                              principal through investments in
                                              municipal securities.

Tax-Exempt California Money Market Fund       Maximum current income, that is      0.220% to $500 million           $512,542,678
                                              exempt from federal and State of     0.200% next $500 million
                                              California income taxes, to the      0.175% next $1 billion
                                              extent consistent with stability     0.160% next $1 billion
                                              of capital.                          0.150% over $3 billion

Tax-Exempt New York Money Market Fund         Maximum current income that is       0.220% to $500 million           $175,481,067
                                              exempt from federal, New York        0.200% next $500 million
                                              State and New York City income       0.175% next $1 billion
                                              taxes, to the extent consistent      0.160% next $1 billion
                                              with stability of capital.           0.150% over $3 billion++(3)

Tax-Exempt Portfolio                          Maximum current income that is       0.220% to $500 million           $957,821,674
(Cash Account Trust)                          exempt from federal income taxes     0.200% next $500 million
                                              to the extent consistent with        0.175% next $1 billion
                                              stability of capital.                0.160% next $1 billion
                                                                                   0.150% over $3 billion(1)

Tax-Exempt Portfolio                          Maximum current income that is       0.220% to $500 million           $287,473,181
(Cash Equivalent Fund)                        exempt from federal income taxes     0.200% next $500 million
                                              to the extent consistent with        0.175% next $1 billion
                                              stability of capital.                0.160% next $1 billion
                                                                                   0.150% over $3 billion(4)

Tax-Free Funds

Scudder California Tax-Free Income Fund       High level of current income that    0.550% to $250 million           $1,120,773,073
                                              is exempt from California State      0.520% next $750 million
                                              and federal income taxes.            0.500% next $1.5 billion
                                                                                   0.480% next $2.5 billion
                                                                                   0.450% next $2.5 billion
                                                                                   0.430% next $2.5 billion
                                                                                   0.410% next $2.5 billion
                                                                                   0.400% over $12.5 billion

Scudder Florida Tax-Free Income Fund          High level of current income that    0.550% to $250 million           $72,545,834
                                              is exempt from federal income        0.520% next $750 million
                                              taxes.                               0.500% next $1.5 billion
                                                                                   0.480% next $2.5 billion
                                                                                   0.450% next $2.5 billion
                                                                                   0.430% next $2.5 billion
                                                                                   0.410% next $2.5 billion
                                                                                   0.400% over $12.5 billion

Scudder High-Yield Tax-Free Fund              High level of income exempt from     0.650% to $300 million           $555,430,253
                                              regular federal income tax.          0.600% next $200 million
                                                                                   0.575% over $500 million++

Scudder Managed Municipal Bonds               Income exempt from regular federal   0.450% to $250 million           $2,284,146,522
                                              income tax while actively seeking    0.430% next $750 million
                                              to reduce downside risk as           0.410% next $1.5 billion
                                              compared with other tax-free         0.400% next $2.5 billion
                                              income funds.                        0.380% next $2.5 billion
                                                                                   0.360% next $2.5 billion
                                                                                   0.340% next $2.5 billion
                                                                                   0.320% over $12.5 billion

Scudder Massachusetts Tax-Free Fund           Income that is exempt from           0.600% to $400 million           $488,642,403
                                              Massachusetts personal and regular   0.525% next $600 million
                                              federal income taxes.                0.500% over $1 billion

Scudder Medium-Term Tax-Free Fund             High level of income free from       0.550% to $250 million           $592,760,077
                                              regular federal income taxes and     0.520% next $750 million
                                              to limit principal fluctuation.      0.490% next $1.5 billion
                                                                                   0.470% next $2.5 billion
                                                                                   0.450% next $2.5 billion
                                                                                   0.430% next $2.5 billion
                                                                                   0.410% next $2.5 billion
                                                                                   0.400% over $12.5 billion

Scudder New York Tax-Free Income Fund         High level of current income that    0.550% to $250 million           $393,714,699
                                              is exempt from New York State and    0.520% next $750 million
                                              New York City income taxes and       0.500% next $1.5 billion
                                              federal income taxes.                0.480% next $2.5 billion
                                                                                   0.450% next $2.5 billion
                                                                                   0.430% next $2.5 billion
                                                                                   0.410% next $2.5 billion
                                                                                   0.400% over $12.5 billion

U.S. Income Funds

Scudder Floating Rate Fund                    As high a level of current income    0.500% to $1 billion             $172,334,773
                                              as is consistent with the            0.490% next $2 billion
                                              preservation of capital.             0.480% next $2 billion
                                                                                   0.470% next $5 billion
                                                                                   0.450% over $10 billion

Scudder GNMA Fund                             High level of income while           0.400% to $5 billion             $4,273,399,626
                                              actively seeking to reduce           0.385% next $1 billion
                                              downside risk compared with other    0.370% over $6 billion
                                              GNMA mutual funds.

Scudder High-Yield Fund                       Highest level of current income      0.580% to $250 million           $2,616,954,464
                                              obtainable from a diversified        0.550% next $750 million
                                              portfolio of fixed-income            0.530% next $1.5 billion
                                              securities which the fund's          0.510% next $2.5 billion
                                              investment manager considers         0.480% next $2.5 billion
                                              consistent with reasonable risk.     0.460% next $2.5 billion
                                              As a secondary objective, the fund   0.440% next $2.5 billion
                                              will seek capital gain where         0.420% over $12.5 billion
                                              consistent with its primary
                                              objective.

Scudder High-Yield Opportunity Fund           Total return through high current    0.600% to $500 million           $129,687,812
                                              income and capital appreciation.     0.575% next $500 million
                                                                                   0.550% next $500 million
                                                                                   0.525% next $500 million
                                                                                   0.500% next $1 billion
                                                                                   0.475% over $3 billion++

Scudder Income Fund                           High income while managing its       0.550% to $250 million           $835,783,924
                                              portfolio in a way that is           0.520% next $750 million
                                              consistent with the prudent          0.500% next $1.5 billion
                                              investment of shareholders'          0.480% next $2.5 billion
                                              capital.                             0.450% next $2.5 billion
                                                                                   0.430% next $2.5 billion
                                                                                   0.410% next $2.5 billion
                                                                                   0.400% over $12.5 billion++

Scudder Short Term Bond Fund                  High income while managing its       0.450% to $1.5 billion           $1,144,505,490
                                              portfolio in a way that is           0.425% next $500 million
                                              consistent with maintaining a high   0.400% next $1 billion
                                              degree of stability.                 0.385% next $1 billion
                                                                                   0.370% next $1 billion
                                                                                   0.355% next $1 billion
                                                                                   0.340% over $6 billion

Scudder Strategic Income Fund                 High current return.                 0.580% to $250 million           $438,621,367
                                                                                   0.550% next $750 million
                                                                                   0.530% next $1.5 billion
                                                                                   0.510% next $2.5 billion
                                                                                   0.480% next $2.5 billion
                                                                                   0.460% next $2.5 billion
                                                                                   0.440% next $2.5 billion
                                                                                   0.420% over $12.5 billion

Scudder U.S. Government Securities Fund       High current income, liquidity and   0.450% to $250 million           $4,211,460,035
                                              security of principal.               0.430% next $750 million
                                                                                   0.410% next $1.5 billion
                                                                                   0.400% next $2.5 billion
                                                                                   0.380% next $2.5 billion
                                                                                   0.360% next $2.5 billion
                                                                                   0.340% next $2.5 billion
                                                                                   0.320% over $12.5 billion

Global Income Funds

Scudder Emerging Markets Income Fund          High current income and,             1.000% to $500 million           $120,468,131
                                              secondarily, long-term capital       0.950% over $500 million
                                              appreciation.

Scudder Global Bond Fund                      Total return with an emphasis on     0.750% to $250 million           $180,288,837
                                              current income; capital              0.720% next $750 million
                                              appreciation is a secondary goal.    0.700% next $1.5 billion
                                                                                   0.680% next $2.5 billion
                                                                                   0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion
Asset Allocation Funds Series

Scudder Pathway Series:  Conservative         Current income and, as a secondary   There will be no fee as the      $112,874,335
     Portfolio                                objective, long-term growth of       Investment Manager will
                                              capital.                             receive a fee from the
                                                                                   underlying funds.

Scudder Pathway Series:  Moderate Portfolio   Balance of current income and        There will be no fee as the      $268,370,642
                                              growth of capital.                   Investment Manager will
                                                                                   receive a fee from the
                                                                                   underlying funds.

Scudder Pathway Series:  Growth Portfolio     Long-term growth of capital.         There will be no fee as the      $237,107,578
                                                                                   Investment Manager will
                                                                                   receive a fee from the
                                                                                   underlying funds.

U.S. Growth and Income Funds

Scudder Balanced Fund                         Balance of growth and income from    0.470% to $1.5 billion           $934,277,783
                                              a diversified portfolio of equity    0.445% next $500 million
                                              and fixed-income securities.         0.420% over $2 billion

Scudder Dividend & Growth Fund                High current income and long-term    0.750% to $500 million           $31,675,170
                                              growth of capital by investing       0.700% over $500 million
                                              primarily in common stocks,
                                              convertible securities and real
                                              estate investment trusts.

Scudder Growth and Income Fund                Long-term growth of capital,         0.450% to $14 billion            $6,890,176,215
                                              current income and growth of         0.425% next $2 billion
                                              income while actively seeking to     0.400% next $2 billion
                                              reduce downside risk as compared     0.385% over $18 billion
                                              with other growth and income funds.

U.S. Equity/Growth Style Funds

Scudder 21st  Century Growth Fund             Long-term growth of capital by       0.750% to $500 million           $318,528,621
                                              investing in common stocks of        0.700% next $500 million
                                              emerging growth companies that the   0.650% over $1 billion[++]
                                              advisor believes are poised to be
                                              leaders in the new century.

Scudder Aggressive Growth Fund                Capital appreciation through the     Base investment management fee   $159,724,463
                                              use of aggressive investment         of 0.650% of net assets plus
                                              techniques.                          or minus an incentive  fee
                                                                                   based upon the  investment
                                                                                   performance  of the Fund's
                                                                                   Class A shares as compared
                                                                                   with  the  performance  of
                                                                                   the  Standard & Poor's 500
                                                                                   Stock  Index,   which  may
                                                                                   result   in  a  total  fee
                                                                                   ranging   from  0.450%  to
                                                                                   0.850% of net assets







Scudder Blue Chip Fund                        Growth of capital and income.        0.580% to $250 million           $786,528,057
                                                                                   0.550% next $750 million
                                                                                   0.530% next $1.5 billion
                                                                                   0.510% next $2.5 billion
                                                                                   0.480% next $2.5 billion
                                                                                   0.460% next $2.5 billion
                                                                                   0.440% next $2.5 billion
                                                                                   0.420% over $12.5 billion

Scudder Capital Growth Fund                   Long-term capital growth while       0.580% to $3 billion             $1,671,706,984
                                              actively seeking to reduce           0.555% next $1 billion
                                              downside risk compared with other    0.530% over $4 billion
                                              growth mutual funds.

Scudder Development Fund                      Long-term capital appreciation by    0.850% to $1 billion             $445,769,912
                                              investing primarily in U.S.          0.800% next $500 million
                                              companies with the potential for     0.750% over $1.5 billion
                                              above-average growth.

Scudder Focus Growth Fund                     Long-term growth of capital.         0.700% to $250 million           $1,660,237
                                                                                   0.670% next $750 million
                                                                                   0.650% next $1.5 billion
                                                                                   0.630% over $2.5 billion++

Scudder Focus Value+Growth Fund               Growth of capital through a          0.720% to $250 million           $120,916,447
                                              portfolio of growth and value        0.690% next $750 million
                                              stocks.                              0.660% next $1.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.600% next $2.5 billion
                                                                                   0.580% next $2.5 billion
                                                                                   0.560% next $2.5 billion
                                                                                   0.540% over $12.5 billion

Scudder Growth Fund                           Growth of capital through            0.580% to $250 million           $1,520,557,389
                                              professional management and          0.550% next $750 million
                                              diversification of investments in    0.530% next $1.5 billion
                                              securities that the investment       0.510% next $2.5 billion
                                              manager believes have the            0.480% next $2.5 billion
                                              potential for capital appreciation.  0.460% next $2.5 billion
                                                                                   0.440% next $2.5 billion
                                                                                   0.420% over $12.5 billion

Scudder Health Care Fund                      Long-term growth of capital by       0.850% to $500 million           $235,718,201
                                              investing at least 80% of total      0.800% over $500 million
                                              assets in common stocks companies
                                              in the health care sector.

Scudder Large Company Growth Fund             Long-term growth of capital by       0.700% to $1.5 billion           $955,238,753
                                              investing at least 65% of its        0.650% next $500 million
                                              assets in large U.S. companies       0.600% over $2 billion
                                              (those with a market value of $1
                                              billion or more).

Scudder Research Fund                         Long-term growth of capital.         0.700% to $250 million           $3,163,209
                                                                                   0.670% next $750 million
                                                                                   0.650% next $1.5 billion
                                                                                   0.630% over $2.5 billion++

Scudder S&P 500 Index Fund                    Investment results that, before      0.150% of net assets             $861,675,693
                                              expenses, correspond to the total
                                              return of common stocks publicly
                                              traded in the United States, as
                                              represented by the Standard &
                                              Poor's 500 Composite Stock Price
                                              Index (S&P 500 Index).

Scudder S&P 500 Stock Fund                    Returns that, before expenses,       0.400% to $100 million           $64,797,072
                                              correspond to the total return of    0.360% next $100 million
                                              U.S. common stocks as represented    0.340% over $200 million++
                                              by the Standard & Poor's 500
                                              Composite Stock Price Index (S&P
                                              500 index).

Scudder Select 500 Fund                       Long-term growth and income by       0.500% to $500 million           $36,402,564
                                              investing at least 80% of total      0.475% next $500 million
                                              assets in common stocks of           0.450% over $1 billion++
                                              companies that are included in the
                                              Standard & Poor's Composite Stock
                                              Price Index (S&P 500 index).

Scudder Select 1000 Growth Fund               Long-term growth by investing at     0.500% to $500 million           $23,922,571
                                              least 80% of total assets in         0.475% next $500 million
                                              common stocks of companies that      0.450% over $1 billion++
                                              are included in the Russell 1000
                                              Growth Index.

Scudder Dynamic Growth Fund                   Maximum appreciation of investors'   Base investment management fee   $405,852,514
                                              capital.                             of 0.650% of net assets plus
                                                                                   or minus an incentive  fee
                                                                                   based upon the  investment
                                                                                   performance  of the Fund's
                                                                                   Class A shares as compared
                                                                                   with  the  performance  of
                                                                                   the  Standard & Poor's 500
                                                                                   Stock  Index,   which  may
                                                                                   result   in  a  total  fee
                                                                                   ranging   from  0.350%  to
                                                                                   0.950% of net assets



Scudder Small Company Stock Fund              Long-term capital growth while       0.750% to $500 million           $75,479,138
                                              actively seeking to reduce           0.700% next $500 million
                                              downside risk as compared with       0.650% over $1 billion
                                              other small company stock funds.

Scudder Technology Fund                       Growth of capital.                   0.580% to $250 million           $2,151,276,379
                                                                                   0.550% next $750 million
                                                                                   0.530% next $1.5 billion
                                                                                   0.510% next $2.5 billion
                                                                                   0.480% next $2.5 billion
                                                                                   0.460% next $2.5 billion
                                                                                   0.440% next $2.5 billion
                                                                                   0.420% over $12.5 billion

Scudder Technology Innovation Fund            Long-term growth of capital by       0.850% to $500 million           $412,185,994
                                              investing at least 80% of total      0.800% next $500 million
                                              assets in common stocks of           0.750% next $500 million
                                              companies in the technology sector.  0.700% next $500 million
                                                                                   0.650% over $2 billion

Scudder Total Return Fund                     Highest total return, a              0.580% to $250 million           $2,872,748,836
                                              combination of income and capital    0.550% next $750 million
                                              appreciation, consistent with        0.530% next $1.5 billion
                                              reasonable risk.                     0.510% next $2.5 billion
                                                                                   0.480% next $2.5 billion
                                                                                   0.460% next $2.5 billion
                                                                                   0.440% next $2.5 billion
                                                                                   0.420% over $12.5 billion

U.S. Equity/Value Style Funds

Scudder Contrarian Fund                       Long-term capital appreciation,      0.750% to $250 million           $213,387,619
                                              with current income as a secondary   0.720% next $750 million
                                              objective.                           0.700% next $1.5 billion
                                                                                   0.680% next $2.5 billion
                                                                                   0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

Scudder-Dreman Financial Services Fund        Long-term capital appreciation by    0.750% to $250 million           $174,377,929
                                              investing primarily in common        0.720% next $750 million
                                              stocks and other equity securities   0.700% next $1.5 billion
                                              of companies in the financial        0.680% next $2.5 billion
                                              services industry believed by the    0.650% next $2.5 billion
                                              Fund's investment manager to be      0.640% next $2.5 billion
                                              undervalued.                         0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

Scudder-Dreman High Return Equity Fund        High rate of total return.           0.750% to $250 million           $4,140,687,437
                                                                                   0.720% next $750 million
                                                                                   0.700% next $1.5 billion
                                                                                   0.680% next $2.5 billion
                                                                                   0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

Scudder-Dreman Small Cap Value Fund           Long-term capital appreciation.      0.750% to $250 million           $373,728,181
                                                                                   0.720% next $750 million
                                                                                   0.700% next $1.5 billion
                                                                                   0.680% next $2.5 billion
                                                                                   0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

Scudder Focus Value+Growth Fund               Growth of capital through a          0.720% to $250 million           $120,916,447
                                              portfolio of growth and value        0.690% next $750 million
                                              stocks.                              0.660% next $1.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.600% next $2.5 billion
                                                                                   0.580% next $2.5 billion
                                                                                   0.560% next $2.5 billion
                                                                                   0.540% over $12.5 billion

Scudder Large Company Value Fund              Maximum long-term capital            0.600% to $1.5 billion           $2,758,218,541
                                              appreciation through a               0.575% next $500 million
                                              value-oriented investment program.   0.550% next $1 billion
                                                                                   0.525% next $1 billion
                                                                                   0.500% next $1 billion
                                                                                   0.475% over $5 billion

Scudder Small Company Value Fund              Long-term growth of capital by       0.750% to $500 million           $221,483,843
                                              investing at least 90% of total      0.700% over $500 million++
                                              assets in undervalued common
                                              stocks of small U.S. companies.

Global Growth Funds

Scudder Global Discovery Fund                 Above-average capital appreciation   1.100% of net assets             $508,768,768
                                              over the long term.

Scudder Emerging Markets Growth Fund          Long-term growth of capital.         1.250% to $500 million           $42,196,327
                                                                                   1.200% over $500 million

Scudder Global Fund                           Long-term growth while actively      1.000% to $500 million           $1,252,010,279
                                              seeking to reduce downside risk as   0.950% next $500 million
                                              compared with other global growth    0.900% next $500 million
                                              funds.                               0.850% next $500 million
                                                                                   0.800% over $2 billion

Scudder Gold Fund                             Maximum return (principal change     1.000% to $500 million           $98,333,874
                                              and income) by investing, under      0.950% over $500 million
                                              normal market conditions, at least
                                              65% of total assets in common
                                              stocks and other equities of U.S.
                                              and foreign gold-related companies
                                              and in gold coin bullion.

Scudder Greater Europe Growth Fund            Long-term growth of capital by       1.000% to $1 billion             $725,235,585
                                              investing at least 80% of its        0.900% next $500 million
                                              total assets in European common      0.850% next $500 million
                                              stocks and other equities            0.800% over $2 billion
                                              (equities that are traded mainly
                                              on European markets or are issued
                                              by companies organized under the
                                              laws of Europe or do more than
                                              half of their business there).

Scudder International Fund                    Long-term growth of capital by       0.675% to $6 billion             $3,751,901,605
                                              investing at least 65% of its        0.625% next $1 billion
                                              total assets in foreign equities     0.600% over $7 billion
                                              (equities issued by foreign-based
                                              companies and listed on foreign
                                              exchanges).

Scudder International Research Fund           Long-term capital appreciation.      0.750% to $250 million           $14,885,633
                                                                                   0.720% next $750 million
                                                                                   0.700% next $1.5 billion
                                                                                   0.680% next $2.5 billion
                                                                                   0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

Scudder Latin America Fund                    Long-term capital appreciation by    1.250% to $400 million           $295,145,336
                                              investing at least 65% of its        1.150% over $400 million
                                              total assets in equities (equities
                                              that are traded mainly on Latin
                                              American markets, issued or
                                              guaranteed by a Latin American
                                              government or issued by a company
                                              organized under the laws of a
                                              Latin American country or any
                                              company with more than half of its
                                              business in Latin America).

Scudder New Europe Fund                       Long-term capital appreciation.      0.750% to $250 million           $187,190,645
                                                                                   0.720% next $750 million
                                                                                   0.700% next $1.5 billion
                                                                                   0.680% next $2.5 billion
                                                                                   0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

Scudder Pacific Opportunities Fund            Long-term growth of capital by       0.850% to $250 million           $75,709,280
                                              investing at least 65% of its        0.820% next $750 million
                                              total assets in Pacific Basin        0.800% next $1.5 billion
                                              common stocks and other equities     0.780% next $2.5 billion
                                              (equities that are traded mainly     0.750% next $2.5 billion
                                              on Pacific Basin markets, issued     0.740% next $2.5 billion
                                              by companies organized under the     0.730% next $2.5 billion
                                              laws of a Pacific Basin country or   0.720% over $12.5 billion
                                              issued by any company with more
                                              than half of its business in the
                                              Pacific Basin).

The Japan Fund, Inc.                          Long-term capital appreciation by    0.850% to $100 million           $325,023,172
                                              investing at least 80% of net        0.750% next $200 million
                                              assets in Japanese securities        0.700% next $300 million
                                              (issued by Japan-based companies     0.650% over $600 million
                                              or their affiliates, or by any
                                              company that derives more than
                                              half of its revenue from Japan)
                                              through investment primarily in
                                              equity securities, (including
                                              American Depository Receipts of
                                              Japanese companies).

Closed-End Funds

Scudder High Income Trust                     Highest current income obtainable    0.850% to $250 million           $172,641,703
                                              consistent with reasonable risk      0.750% over $250 million(2)
                                              with capital gains secondary.

Scudder Intermediate Government Trust         High current income consistent       0.800% of net assets(2)          $248,728,544
                                              with preservation of capital by
                                              investing in U.S. and foreign
                                              government securities.

Scudder Multi-Market Income Trust             High current income consistent       0.850% of net assets(2)          $162,810,924
                                              with prudent total return asset
                                              management by investing in a
                                              diversified portfolio of
                                              investment grade tax-exempt
                                              securities.

Scudder Municipal Income Trust                High level of current income         0.550% of net assets(2)          $726,129,144
                                              exempt from federal income tax.

Scudder New Asia Fund, Inc.                   Long term capital appreciation       1.250% to $75 million            $93,220,957
                                              through investment primarily in      1.150% next $125 million
                                              equity securities of Asian           1.100% over $200 million
                                              companies.

Scudder Strategic Income Trust                [High current income by investing    0.850% of net assets(2)          $40,839,186
                                              its assets in a combination of
                                              lower-rated corporate fixed-income
                                              securities, fixed-income
                                              securities of emerging market and
                                              other foreign issuers and,
                                              fixed-income securities of the
                                              U.S. government and its agencies
                                              and instrumentalities and private
                                              mortgage-backed issuers.]

Scudder Strategic Municipal Income Trust      High level of current income         0.600% of net assets(2)          $197,223,147
                                              exempt from federal  income tax by
                                              investing    in   a    diversified
                                              portfolio of tax-exempt  municipal
                                              securities.

The Brazil Fund, Inc.                         Long term capital appreciation       1.200% to $150 million           $322,717,275
                                              through investment primarily in      1.050% next $150 million
                                              equity securities of Brazilian       1.000% next $200 million
                                              issuers.                             0.900% over $500 million

The Korea Fund, Inc.                          Long term capital appreciation       1.150% to $50 million            $650,553,193
                                              through investment primarily in      1.100% next $50 million
                                              equity securities of Korean          1.000% next $250 million
                                              companies.                           0.950% next $400 million
                                                                                   0.900% next $300 million
                                                                                   0.850% over $1.05 billion

Montgomery Street Income Securities, Inc.     High level of current income         0.500% to $150 million           $195,533,218
                                              consistent with prudent investment
                                              0.450%  next  $50  million   risks
                                              through a diversified  0.400% over
                                              $200 million  portfolio  primarily
                                              of debt securities.

Scudder Global High Income Fund, Inc.         High level of current income and,    1.200% of net assets(2)          $56,235,145
                                              secondarily,  capital appreciation
                                              through investment  principally in
                                              dollar-denominated  Latin American
                                              debt instruments.

Insurance/Annuity Products

21st Century Growth Portfolio                 Long-term growth of capital by       0.875% of net assets             $44,362,775
                                              investing primarily in equity
                                              securities issued by emerging
                                              growth companies.

Balanced Portfolio                            Balance of growth and income from    0.475% of net assets             $172,576,748
                                              a diversified portfolio of equity
                                              and fixed-income securities.

Bond Portfolio                                High level of income consistent      0.475% of net assets             $181,899,319
                                              with a high quality portfolio of
                                              debt securities.

Capital Growth Portfolio                      Maximize long-term capital growth    0.475% to $500 million           $866,307,628
                                              through a broad and flexible         0.450% next $500 million
                                              investment program.                  0.425% over $1 billion

Global Discovery Portfolio                    Above-average capital appreciation   0.975% of net assets             $7,661,466
                                              over  the long  term by  investing
                                              primarily in the equity securities
                                              of   small    companies    located
                                              throughout the world.

Growth and Income Portfolio                   Long-term growth of capital,         0.475% of net assets             $194,871,230
                                              current income and growth of
                                              income.

Health Sciences Portfolio                     Long-term growth of capital by       0.750% to $250 million           $55,978,252
                                              investing at least 80% of total      0.725% next $750 million
                                              assets in common stocks of           0.700% next $1.5 billion
                                              companies in the health care         0.680% next $2.5 billion
                                              sector.                              0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

International Portfolio                       Long-term growth of capital          0.875% to $500 million           $562,485,478
                                              primarily through diversified        0.725% over $500 million
                                              holdings of marketable foreign
                                              equity investments.

Money Market Portfolio                        Maintain stability of capital and,   0.370% of net assets             $138,900,006
                                              consistent therewith, to maintain
                                              the liquidity of capital and to
                                              provide current income.

Scudder Aggressive Growth Portfolio           Capital appreciation through the     0.750% to $250 million           $70,506,554
                                              use of aggressive investment         0.720% next $750 million
                                              techniques.                          0.700% next $1.5 billion
                                                                                   0.680% next $2.5 billion
                                                                                   0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

Scudder Blue Chip Portfolio                   Growth of capital and of income.     0.650% of net assets             $239,669,789

Scudder Contrarian Value Portfolio            High rate of total return.           0.750% of net assets             $256,883,855

Scudder Global Blue Chip Portfolio            Long-term capital growth.            1.000% to $250 million           $44,457,753
                                                                                   0.950% next $500 million
                                                                                   0.900% next $750 million
                                                                                   0.850% next $1.5 billion
                                                                                   0.800% over $3 billion

Scudder Government Securities Portfolio       High current income consistent       0.550% of net assets             $305,227,432
                                              with preservation of capital.

Scudder Growth Portfolio                      Maximum appreciation of capital.     0.600% of net assets             $419,560,868

Scudder High Yield Portfolio                  High level of current income.        0.600% of net assets             $335,090,389

Scudder International Research Portfolio      Long-term capital appreciation.      0.750% of net assets             $121,138,031

Scudder Investment Grade Bond Portfolio       High current income.                 0.600% of net assets             $133,759,440

Scudder Money Market Portfolio                Maximum current income to the        0.500% of net assets             $670,699,591
                                              extent consistent with stability
                                              of principal.

Scudder New Europe Portfolio                  Long-term capital appreciation.      1.000% to $250 million           $23,171,630
                                                                                   0.950% next $500 million
                                                                                   0.900% next $750 million
                                                                                   0.850% next $1.5 billion
                                                                                   0.800% over $3 billion[++]

Scudder Small Cap Growth Portfolio            Maximum appreciation of investors'   0.650% of net assets             $232,300,366
                                              capital.

Scudder Strategic Income Portfolio            High current return.                 0.650% of net assets             $20,730,677

Scudder Technology Growth Portfolio           Growth of capital.                   0.750% to $250 million           $349,762,646
                                                                                   0.720% next $750 million
                                                                                   0.700% next $1.5 billion
                                                                                   0.680% next $2.5 billion
                                                                                   0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

Scudder Total Return Portfolio                High total return, a combination     0.550% of net assets             $861,012,522
                                              of income and capital
                                              appreciation.

Scudder Focus Value+Growth Portfolio          Growth of capital through a          0.750% of net assets             $139,805,320
                                              portfolio of growth and value
                                              stocks.

SVS Dreman Financial Services Portfolio       Long-term capital appreciation.      0.750% to $250 million           $117,047,378
                                                                                   0.720% next $750 million
                                                                                   0.700% next $1.5 billion
                                                                                   0.680% next $2.5 billion
                                                                                   0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

SVS Dreman High Return Equity Portfolio       High rate of total return.           0.750% to $250 million           $443,396,453
                                                                                   0.720% next $750 million
                                                                                   0.700% next $1.5 billion
                                                                                   0.680% next $2.5 billion
                                                                                   0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

SVS Dreman Small Cap Value Portfolio          Long-term capital appreciation.      0.750% of net assets             $193,734,241

SVS Dynamic Growth Portfolio                  Long-term capital growth.            1.000% to $250 million           $23,172,231
                                                                                   0.975% next $250 million
                                                                                   0.950% next $500 million
                                                                                   0.925% next $1.5 billion
                                                                                   0.900% over $2.5 billion

SVS Focused Large Cap Growth Portfolio        Growth through long-term capital     0.950% to $250 million           $60,107,695
                                              appreciation.                        0.925% next $250 million
                                                                                   0.900% next $500 million
                                                                                   0.875% next $1.5 billion
                                                                                   0.850% over $2.5 billion

SVS Growth and Income Portfolio               Long-term capital growth and         0.950% to $250 million           $178,848,733
                                              current income.                      0.925% next $250 million
                                                                                   0.900% next $500 million
                                                                                   0.875% next $1.5 billion
                                                                                   0.850% over $2.5 billion

SVS Growth Opportunities Portfolio            Long-term growth of capital in a     0.950% to $250 million           $163,896,727
                                              manner consistent with the           0.925% next $250 million
                                              preservation of capital.             0.900% next $500 million
                                                                                   0.875% next $1.5 billion
                                                                                   0.850% over $2.5 billion

SVS Index 500 Portfolio                       Returns that, before expenses,       0.440% to $200 million           $219,309,631
                                              correspond to the total return of    0.400% next $550 million
                                              U.S. common stocks as represented    0.380% next $1.25 billion
                                              by the Standard & Poor's 500         0.365% next $3 billion
                                              Composite Stock Price Index (S&P     0.335% over $5 billion++
                                              500 Index).

SVS Mid Cap Growth Portfolio                  Capital appreciation.                1.000% to $250 million           $48,190,650
                                                                                   0.975% next $250 million
                                                                                   0.950% next $500 million
                                                                                   0.925% next $1.5 billion
                                                                                   0.900% over $2.5 billion

SVS Strategic Equity Portfolio                Long-term capital growth.            0.950% to $250 million           $43,784,980
                                                                                   0.925% next $250 million
                                                                                   0.900% next $500 million
                                                                                   0.875% next $1.5 billion
                                                                                   0.850% over $2.5 billion

SVS Venture Value Portfolio                   Growth of capital.                   0.950% to $250 million           $108,785,954
                                                                                   0.925% next $250 million
                                                                                   0.900% next $500 million
                                                                                   0.875% next $1.5 billion
                                                                                   0.850% over $2.5 billion

Target Equity Funds

Scudder Retirement Fund - Series IV           Long-term capital growth with        0.500% of net assets             $92,519,779
                                              guaranteed return of investment on
                                              the maturity date to investors who
                                              reinvest all dividends and hold
                                              their shares to the maturity date.

Scudder Retirement Fund - Series V            Long-term capital growth with        0.500% of net assets             $95,969,980
                                              guaranteed return of investment on
                                              the maturity date to investors who
                                              reinvest all dividends and hold
                                              their shares to the maturity date.

Scudder Retirement Fund - Series VI           Long-term capital growth with        0.500% of net assets             $55,139,046
                                              guaranteed return of investment on
                                              the maturity date to investors who
                                              reinvest all dividends and hold
                                              their shares to the maturity date.

Scudder Retirement Fund - Series VII          Long-term capital growth with        0.500% of net assets             $41,353,502
                                              guaranteed return of investment on
                                              the maturity date to investors who
                                              reinvest all dividends and hold
                                              their shares to the maturity date.

Scudder Target 2010 Fund                      To provide a guaranteed return of    0.500% of net assets             $77,860,228
                                              investment on the Maturity Date
                                              (November 15, 2010) to investors
                                              who reinvest all dividends and
                                              hold their shares to the Maturity
                                              Date, and to provide long-term
                                              growth of capital.

Scudder Target 2011 Fund                      To provide a guaranteed return of    0.500% of net assets             $113,833,066
                                              investment  on the  Maturity  Date
                                              (August 15, 2011) to investors who
                                              reinvest  all  dividends  and hold
                                              their shares to the Maturity Date,
                                              and to provide long-term growth of
                                              capital.

[Scudder Retirement Fund -                    To provide a guaranteed return of    0.500% of net assets             $92,702,639
Series III/Scudder Target 2012 Fund]          investment on the Maturity Date
                                              (February  15,  2012) to investors
                                              who  reinvest  all  dividends  and
                                              hold their  shares to the Maturity
                                              Date,  and  to  provide  long-term
                                              growth of capital.

Scudder Worldwide 2004 Fund                   Total return with guaranteed         0.600% of net assets             $20,320,036
                                              return of investment on the
                                              Maturity Date (November 15, 2004)
                                              to investors who reinvest all
                                              their dividends and hold their
                                              shares to the Maturity Date.


* Unless otherwise noted, the information provided below is shown as of the end of each Fund's most recent fiscal year.

+ Unless otherwise noted, the investment fee rates provided below are based on the average daily net assets of a Fund.

++   Subject to waiver and/or expense limitations.

(1) Payable in the aggregate for each of the Government Securities Portfolio, Money Market Portfolio and Tax-Exempt Portfolio series of Cash Account Trust.

(2)      Based on average weekly net assets.

[(3) Payable in the aggregate for each of the Investors Florida Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund and Tax-Exempt New York Money Market Fund series of Investors Municipal Cash Fund.]

[(4) Payable in the aggregate for each of the Government Securities Portfolio, Money Market Portfolio and Tax-Exempt Portfolio series of Cash Equivalent Fund.]

[(5) Payable in the aggregate for each of the Government Securities Portfolio and Treasury Portfolio series of Investors Cash Trust.]

(6) Payable in the aggregate for each of the Zurich Government Money Fund, Zurich Money Market Fund and Zurich Tax-Free Money Fund series of Zurich Money Funds.

                                    Exhibit C

       Information Regarding Other Funds Advised or Sub-advised by DeAMIS


                                         Net Assets              Advisory Fee
                                          as of                  (% of average
Name of Fund                             December 31, 2001     daily net assets)

International Select Equity Fund          $258,283,127.47           0.70%

Emerging Markets Debt Fund                $ 74,401,141.11           1.00%

Emerging Markets Equity Fund              $122,395,262.20           1.00%

                                    Exhibit D

                         Form of Sub-Advisory Agreement

                              SUBADVISORY AGREEMENT

         AGREEMENT made as of the [Date], between ZURICH SCUDDER INVESTMENTS, INC., a Delaware corporation (hereinafter called the "Manager"), and DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED, [type of entity, state of organization] (hereinafter called the "Subadviser").

WITNESSETH:

         WHEREAS, [Name of Trust] (the "Trust") is a Massachusetts business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940 (the "Investment Company Act");

         WHEREAS, the Manager desires to utilize the services of the Subadviser to provide subadvisory services with respect to the [Name of Series] (the "Series"), being one of the series of the Trust, which is under the management of the Manager pursuant to an Investment Management Agreement between the Manager and the Trust dated [date]; and

          WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

I. The Subadviser's Services. The Subadviser shall serve the Manager as investment counsel with respect to the Series.

       The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Series as set forth in the current Prospectus and Statement of Additional Information of the Trust relating to the Series (including amendments), and in accordance with the Articles of InTrust and By-laws of the Trust, as both may be amended from time to time, governing the offering of its shares and subject to such resolutions, policies and procedures as from time to time may be adopted by the Board and furnished to the Subadviser in writing, and in accordance with the instructions and procedures of the Manager furnished to the Subadviser in writing, to develop, recommend and implement such investment program and strategy for the Series, to provide research and analysis relative to the investment program and securities and other investments ("investments") of the Series, to determine what investments should be purchased, sold and, if applicable, loaned by the Series and to monitor on a continuing basis the performance of the investments of the Series. In addition, the Subadviser shall place orders for the purchase and sale of investments for the Series and, subject to the provisions of this section, shall take reasonable steps to assure that those portfolio transactions are effected subject to the best execution under the circumstances. The Subadviser shall advise the custodian for the Series ("Custodian") and the Manager on a prompt basis of each purchase and sale of an investment specifying the name of the issuer, the CUSIP number (if available), the description and amount (or number of shares) of the investment purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Board or the Manager may reasonably request, the Subadviser shall furnish to the Manager, the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on assets held in the Series, all in such detail as the Trust or the Manager may reasonably request. The Subadviser shall also inform the Manager, the Trust's officers and the Board on a current basis of changes in investment strategy or tactics or any other developments materially affecting the Series. The Subadviser shall make its officers and employees available to meet with the Manager, the Trust's officers and the Board at least quarterly on due notice and at such other times as may be mutually agreeable, to review the investments and investment performance of the Series in the light of the Series' investment objectives and policies and market conditions.

         Absent written instructions to the Manager to the contrary, the Subadviser shall place all orders for the purchase and sale of investment instruments for the Series with brokers or dealers selected by the Subadviser consistent with best execution, which, subject to and consistent with the policies and procedures of the Trust relating to Rule 17e-l under the Investment Company Act, may include brokers or dealers affiliated with the Subadviser.
Purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. The Subadviser shall use its best efforts to obtain execution of portfolio transactions at prices that are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. The Subadviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Subadviser. The Subadviser may place portfolio transactions with a broker or dealer with which it has negotiated a commission in excess of the commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities that the Subadviser has with respect to the Series and to accounts over which it exercises investment discretion, and not all such services or products will necessarily be used by the Subadviser in managing the Series. In addition, consistent with best execution, the Subadviser may execute portfolio transactions through brokers and dealers that sell shares of mutual funds advised by the Subadviser or recommend to their customers that they purchase shares of such funds. If the Subadviser determines that any product or service furnished by a broker--dealer has a mixed use, such that it also serves functions that do not assist the Subadviser in carrying out its investment decision--making process, the Subadviser shall be responsible for making and documenting a reasonable allocation of the costs of such service or product. The portion of the product or service that the Subadviser determines will assist it in carrying out its investment decision--making process may be paid for in brokerage commission dollars.

         It shall be the duty of the Subadviser to furnish to the Trustees such information as may reasonably be requested in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 9 hereof, including any information requested pursuant to section 15(c) of the Investment Company Act. Any information reasonably deemed proprietary by the Subadviser shall be subject to the provisions of
Section 6 hereof.

         The Subadviser shall not be responsible for fund accounting nor shall it be required to generate fund accounting data.

         The Series assets shall be maintained in the custody of the custodian identified by the Manager in writing (the "Custodian") . Any assets added to the Series shall be delivered directly to the Custodian. The Subadviser shall have no liability for the acts or omissions of any Custodian, other than (subject to Section 11) for acts or omissions arising in reliance on instructions from the Subadviser.

         In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and except as otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Series or the Manager in any way or otherwise be deemed to be an agent of the Trust, the Series or the Manager.

         In furnishing the services under this Agreement, the Subadviser shall comply with the requirements of the Investment Company Act and of the Investment Advisers Act of 1940 ("Advisers Act") applicable to it, the regulations promulgated thereunder, and all other applicable laws and regulations. The Subadviser shall immediately notify the Manager and the Trust in the event that the Subadviser: (1) becomes subject to a statutory disqualification that prevents the Subadviser from serving as an investment adviser pursuant to this Agreement; or (2) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority (including, without limitation, any self-regulatory organization) which proceeding or action could reasonably be deemed material to the Subadviser's performance of its duties under this Agreement (unless the Subadviser is prohibited by applicable law or regulation from disclosing such proceeding or action). The Subadviser shall immediately forward, upon receipt, to the Manager any correspondence from the SEC or other regulatory authority that relates to the Series.

         The Subadviser shall be responsible for the preparation and filing of reports on Schedule l3G and Form 13F with respect to securities held by the Series, but unless otherwise expressly agreed to in writing, the Subadviser shall not be responsible for the preparation or filing of any other reports required of the Series by any governmental or regulatory agency.

         The Subadviser may request information from the Manager or from the fund accountant, the Custodian or other service providers to the Series to enable the Subadviser to monitor compliance with portfolio restrictions of the Series. In the event such information is not made available to the Subadviser reasonably promptly upon request, the Subadviser shall notify the Manager in writing. If the Manager does not provide (or arrange for the provision of) such information to the Subadviser reasonably promptly upon receipt of written notice from the Subadviser, the Manager shall assume responsibility for the monitoring to which the requested information relates.

         The Subadviser's primary consideration in effecting a security transaction shall be to obtain the best execution under the circumstances for the Series, taking into account the factors specified in the Prospectus and Statement of Additional Information of the Trust relating to the Series. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction an amount of commission in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of either that particular transaction or its overall responsibilities with respect to accounts as to which it exercises investment discretion.

II. Delivery of Documents to the Subadviser. The Manager shall furnish to the Subadviser copies of each of the following documents:

1. The Declaration of Trust of the Trust as in effect on the date hereof;

2. The By-laws of the Trust in effect on the date hereof;

3. The resolutions of the Board approving the engagement of the Subadviser as subadviser for the Series and approving the form of this agreement;

4. The resolutions of the Board selecting the Manager as investment manager to the Series and approving the form of the Investment Management Agreement with the Trust, on behalf of the Series;

5. The Investment Management Agreement with the Trust on behalf of the Series;

6. The Code of Ethics of the Trust and of the Manager as currently in effect;

7. Current copies of the Prospectus and Statement of Additional Information of the Trust relating to the Series; and

8. Resolutions, policies and procedures adopted by the Board in respect of the management or operation of the Series.

9. Such other information as the Subadviser may reasonably request in connection with the performance of its duties under this Agreement.

         The Manager shall furnish the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to Items
(a) through (g) above shall be provided within 30 days of the time such materials became available to the Manager and, until so provided, the Subadviser may continue to rely on those documents previously provided.

         During the term of this Agreement, the Manager also shall furnish to the Subadviser prior to use thereof copies of all Trust documents, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Series or the public that refer in any way to the Subadviser, and shall not use such material if the Subadviser reasonably objects in writing after reasonable opportunity to review such material after receipt thereof. However, the Manager and the Subadviser may mutually agree that certain of the above-mentioned documents do not need to be furnished to the Subadviser prior to the document's use.

         In the event of termination of this Agreement, the Manager shall continue to furnish to the Subadviser copies of any of the above-mentioned materials that refer in any way to the Subadviser. The Manager shall furnish or otherwise make available to the Subadviser such other information relating to the business affairs of the Trust as the Subadviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

III. Delivery of Documents to the Manager. The Subadviser shall furnish the Manager with copies of each of the following documents:

          The Manager will cooperate with the Subadviser in establishing and maintaining brokerage and other accounts that the Subadviser deems advisable to allow for the purchase and sale of various forms of securities or other instruments by the Series pursuant to this Agreement.

1. The Subadviser's most recent balance sheet;

2. Separate lists of persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to the Custodian and the fund accounting agent of Trust assets for the Series;

3. The Code of Ethics of the Subadviser as currently in effect; and

4. Any compliance policies, trading, commission and other reports, confirmation of the Subadviser's insurance coverage (in form and substance satisfactory to the Manager), and such other management or operational documents as the Manager may reasonably request in writing (on behalf of itself or the Board) in assessing the Subadviser.

         The Subadviser will maintain a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Trust with a copy of the code of ethics, including any amendments thereto, together with evidence of its adoption and a certification to the effect that the Subadviser has adopted procedures reasonably necessary to prevent its "access persons" from violating its code of ethics. The Subadviser will be subject to its code of ethics and will not be subject to any other code of ethics, including that of the Manager, unless specifically adopted by the Subadviser. At least annually (or more frequently if required by Rule 17j-1 or as the Trust or the Manager may reasonably request), the Subadviser shall provide a written report as to the matters required to be provided to the Trust by the Subadviser under Rule 17j-l, including the certification provided for therein. Upon the written request of the Trust, the Subadviser shall permit Trust to examine the policies and procedures the Subadviser maintains pursuant to Rule 17j-l to the extent material to the assessment of the Subadviser's performance of its duties under this Agreement.

         The Subadviser shall furnish the Manager from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Additionally, the Subadviser shall provide to the Manager such other documents relating to its services under this Agreement as the Manager may reasonably request on a periodic basis. Such amendments or supplements as to items (a) through (c) above shall be provided within 30 days of the time such materials became available to the Subadviser.

         Any information reasonably deemed proprietary by the Subadviser shall be subject to the provisions of Section 6 hereof.

         The Subadviser shall promptly notify the Manager of any transaction or other event that results in an "assignment" of this Agreement within the meaning of the Investment Company Act. In addition, the Subadviser shall promptly complete and return to the Manager or the Trust any compliance questionnaires or other inquiries submitted to the Subadviser in writing.

IV. Other Agreements, etc. It is understood that any of the shareholders, the Trustees, officers and employees of the Trust or the Series may be a shareholder, director, officer or employee of, or be otherwise interested in, the Subadviser, any interested person of the Subadviser, any organization in which the Subadviser may have an interest or any organization which may have an interest in the Subadviser, and that any such interested person or any such organization may have an interest in the Trust or the Series. It is also understood that the Subadviser, the Manager and the Trust may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses.

          Scudder Strategic Income Fund, Scudder Worldwide 2004 Fund: When a security proposed to be purchased or sold for the Series is also to be purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchases or sales on a pro-rata, rotating or other equitable basis so as to avoid any one account's being preferred over any other account.

         The Subadviser may give advice and take action with respect to other funds or clients, or for its own account which may differ from the advice or the timing or nature of action taken with respect to the Series. The Subadviser makes no representation or warranty, express or implied, that any level of investment performance or investment results will be achieved by the Series or that the Series will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

         Nothing in this Agreement shall be implied to prevent (1) the Manager from engaging other subadvisers to provide investment advice and other services in relation to other series of the Trust for which the Subadviser does not provide such services, or to prevent the Manager from providing such services itself in relation to such series; or (2) the Subadviser from providing investment advice and other services to other funds or clients.

V.                Fees, Expenses and Other Charges.

1. Subject to the provisions of this Agreement, the duties of the Subadviser, the portion of portfolio assets that the Subadviser shall manage, and the fees to be paid the Subadviser by the Manager under and pursuant to this Agreement may be adjusted from time to time by the Manager with and upon the approval of the Board and the members of the Trust's Board of Trustees who are not "interested persons," as defined in the Investment Company Act.

2. The Subadviser, at its expense, shall furnish all necessary investment facilities, including salaries of personnel required for it to execute its duties under this Agreement.

3. The Manager, the Series and the Trust shall assume and pay their respective organizational, operational and business expenses not specifically assumed or agreed to be paid by the Subadviser pursuant to this Agreement. The Subadviser shall pay its own organizational, operational and business expenses but shall not be obligated to pay any expenses of the Manager, the Trust, or the Series, including without limitation (i) interest and taxes, (ii) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Series, and (iii) custodian fees and expenses. Any reimbursement to the Series of management fees required by any expense limitation provision set forth in the Prospectus or Statement of Additional Information of the Series, and any liability to the Series arising out of a violation of Section 36(b) of the Investment Company Act by the Manager, shall be the sole responsibility of the Manager.

VI. Confidential Treatment. It is understood that any information or recommendation supplied by the Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Trust or such persons as the Manager may designate in connection with the Series and further understood that any information reasonably designated as proprietary by the Subadviser shall be subject to such limitations on access or use as the Subadviser and the Manager or the Trust shall reasonably agree. It is also understood that any information supplied to the Subadviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of investments which, on a temporary basis, may not be bought or sold for the Series, is to be regarded as confidential and for use only by the Subadviser in connection with its obligation to provide investment advice and other services to the Series.

         The Manager will not, directly or indirectly, use, disclose or furnish, to any person or entity, records or information concerning the business of the Subadviser, except as necessary for the performance of its duties under this Agreement or the Investment Management Agreement, or as required by applicable law or regulation, upon prior written notice to the Subadviser. Subadviser is the sole owner of the name and mark "Janus." Other than as permitted by Section 2 hereof, the Manager will not, and will not permit the Series to, without prior written consent of the Subadviser, use the name or mark "Janus" or make representations regarding the Subadviser or its affiliates. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall cause the Series to cease, as promptly as practicable, all use of the Janus name or any Janus mark (except to the extent necessary in describing the management of the Series during the term of this Agreement).

         The Subadviser shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of investment transactions.

VII. Representations and Covenants of the Parties. The Subadviser hereby acknowledges that it is registered as an investment adviser under the Advisers Act and that neither it nor any affiliated person of it, as such term is defined in Section 2(a)(3) of the Investment Company Act ("affiliated person"), is subject to any disqualification that would make the Subadviser unable to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act. The Subadviser covenants that it will carry out appropriate compliance procedures necessary to the operation of the Series as the Subadviser and the Manager may agree The Subadviser also covenants that it will manage the Series in conformity with all applicable rules and regulations of the SEC in all material respects and so that the Series will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code ("Code") and will be adequately diversified for purposes of Section 817(h) of the Code and the Treasury regulations thereunder.

         The Manager hereby represents and warrants that (a) it is registered as an investment adviser under the Advisers Act, (b) it is validly existing and in good standing as a corporation under the laws of Delaware, (c) it has all requisite corporate power and authority to execute, deliver and perform this Agreement, (d) such execution, delivery and performance have been duty authorized by all necessary corporate proceedings of the Manager, (e) it has authority under the Investment Management Agreement to execute, deliver and perform this Agreement, and (f) it has received a copy of Part II of the Subadviser's Form ADV.

VIII. Reports by the Subadviser and Records of the Series. The Subadviser shall furnish the Manager monthly, quarterly and annual reports concerning the transactions and performance of the Series, including information required to be disclosed in the Trust's registration statement, in such form as may be mutually agreed, to review the Series and discuss the management of it. If requested by the Manager, the Subadviser shall also furnish the Manager quarterly compliance certifications. The Subadviser shall permit its financial statements, books and records with respect to the Series to be inspected and audited by the Trust, the Manager or their agents at all reasonable times during normal business hours. The Subadviser shall immediately notify and forward to both the Manager and legal counsel for the Series any legal process served upon it on behalf of the Manager or the Trust. The Subadviser shall promptly notify the Manager of any changes in any information concerning the Subadviser of which the Subadviser becomes aware that would be required to be disclosed in the Trust's registration statement.

         In compliance with the requirements of Rule 3la-3 under the Investment Company Act, the Subadviser agrees that all records it maintains for the Trust with respect to the Series are the property of the Trust and further agrees to surrender promptly to the Trust or the Manager any such records upon the Trust's or the Manager's request. However, the Subadviser may retain copies of such records to comply with the recordkeeping requirements of the Investment Advisers Act and Investment Company Act. The Subadviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 3la-l(b) insofar as such records relate to the investment affairs of the Series. The Subadviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the Investment Company Act the records it maintains for the Trust.

IX. Continuance and Termination. This Agreement shall remain in full force and effect through September 30, 2002, and is renewable annually thereafter by specific approval of the Board or by the affirmative vote of a majority of the outstanding voting securities of the Series. Any such renewal shall be approved by the vote of a majority of the Trustees who are not interested persons under the Investment Company Act, cast in person at a meeting called for the purpose of voting on such renewal. This Agreement may be terminated without penalty at any time by the Board, by vote of a majority of the outstanding voting securities of the Series, or by the Manager or by the Subadviser upon 60 days' written notice. This Agreement shall automatically terminate in the event of its assignment by either party to this Agreement, as defined in the Investment
Company Act, or upon termination of the Manager's Investment Management Agreement with the Trust, on behalf of the Series. In addition, the Manager or the Trust may terminate this Agreement upon immediate notice if the Subadviser becomes statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser.

X. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved in a manner consistent with the Investment Company Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom, SEC no-action letter or SEC interpretive guidance.

         This Agreement may be amended only in accordance with applicable law, and only by a written instrument signed by all the parties to this Agreement.

XI. Voting Rights. The Manager shall be responsible for exercising any voting rights of any investments of the Series.

XII. Indemnification. The Subadviser agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Manager, against any and all losses, claims damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of the Subadviser's responsibilities as manager of the Series (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Subadviser, any of the Subadviser's employees or representatives or any affiliate of or any person acting on behalf of the Subadviser; (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus and Statement of Additional Information of the Trust relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Subadviser to the Manager, the Trust or any affiliated person of the Manager or the Trust expressly for use in the Trust's registration statement, or upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's registration statement; or (3) to the extent of, and as a result of, the failure of the Subadviser to execute, or cause to be executed, portfolio transactions according to the standards and requirements of the Investment Company Act, the Advisers Act and the Securities Exchange Act of 1934.

         In no case shall the Subadviser's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         Except as may otherwise be provided under the 1933 Act, the Investment Company Act, the Advisers Act, under any other statute, at common law or otherwise, neither the Subadviser nor any of its affiliates, officers, directors, shareholders, employees or agents shall be liable to the Manager for any loss, liability, cost, damage or expense, including reasonable attorneys' fees and costs (collectively referred to in this Agreement as "Losses"), including without limitation Losses in connection with pricing information or other information provided by Subadviser, except for Losses resulting from the gross negligence, bad faith or willful misconduct, or reckless disregard of obligations and duties under this Agreement, of the Subadviser or of its affiliates, officers, directors, shareholders, employees or agents, as the case may be.

         The Manager agrees to indemnify and hold harmless the Subadviser and any affiliated person or controlling person of the Subadviser against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Subadviser or such affiliated person or controlling person may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of the Manager's responsibilities as investment manager of the Series (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager; or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus and Statement of Additional Information of the Trust relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by the Subadviser, or any affiliated person of the Subadviser, expressly for use in the Trust's registration statement or other than upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's registration statement.

         In no case shall the Manager's indemnity in favor of the Subadviser or any affiliated person or controlling person of the Subadviser, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         Except as may otherwise be provided under the 1933 Act, the Investment Company Act, the Advisers Act, under any other statute, at common law or otherwise, neither' the Manager nor any of its affiliates, officers, directors, shareholders, employees or agents shall be liable to the Subadviser for any Losses, including without limitation Losses in connection with information provided by the Manager, except for Losses resulting from the gross negligence, bad faith or willful misconduct, or reckless disregard of obligations and duties under this Agreement, of the Manager or of its affiliates, officers, directors, shareholders, employees or agents, as the case may be.

         The obligations of this Section 11 shall survive the termination of this Agreement.

XIII. Certain Definitions. For the purposes of this Agreement, the "vote of a majority of the outstanding voting securities of the Series" means the affirmative vote, at a duly called and held meeting of shareholders of the Series, (1) of the holders of 67% or more of the shares of the Series present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting are present in person or by proxy; or (2) of the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting, whichever is less.

         For the  purposes of this  Agreement,  the terms  "affiliated  person,"
"interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act, and the term "controlling person" shall have the meaning defined in the 1933 Act, subject, however, to such exemptions as may be granted by the SEC under such Acts.

XIV. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee provides in writing to the others for the delivery of such notices and communications, and shall be deemed to have been given at the time of delivery.

If to the Manager:                      ZURICH SCUDDER INVESTMENTS, INC.
                       [Address]

If to the Trust:                        [NAME OF TRUST]
                                        [Name of Series]
                       [Address]


If to the Subadviser:                   DEUTSCHE ASSET MANAGEMENT  INVESTMENT
                                        SERVICES LIMITED
                       [Address]

XV. Instructions. The Subadviser is authorized to honor and act on any notice, instruction or confirmation given by the Trust or Manager in writing signed or sent by one of the persons whose names, addresses and specimen signatures shall be provided by the Trust or Manager from time to time.

XVI. Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York in a manner not in conflict with the provisions of the Investment Company Act, except with respect to Section 16, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

XVII. Limitation of Liability of the Trust, Trustees, and Shareholders. It is understood and expressly stipulated that none of the Trustees, officers, agents, or shareholders of the Trust shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with the Series must look solely to the property of the Series for the enforcement of any claims against the Series as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Series. No series of the Trust shall be liable for the obligations of any other series.

XVIII. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

       IN WITNESS WHEREOF, the parties hereto have each caused this instrument to be signed in duplicate on its behalf by the officer designated below thereunto duly authorized.

                               ZURICH SCUDDER INVESTMENTS, INC.


                               By:
Attest:                        Name:
        -----------------
Name:                          Title:
Title:

                               DEUTSCHE ASSET MANAGEMENT INVESTMENT
                               SERVICES LIMITED

Attest:                        By:
         ----------------
Name:                          Name:
Title:                         Title:

                                   Appendix 1

                          Information Regarding Scudder

Investment Manager

         Zurich Scudder Investments, Inc., located at 345 Park Avenue, New York, New York 10154, is one of the largest and most experienced investment management firms in the United States. It was established as a partnership in 1919 and restructured as a Delaware corporation in 1985. Its first fund was launched in 1928. As of December 31, 2001, Scudder had approximately $328 billion in assets under management. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

         As of December 31, 2001, the outstanding securities of Scudder are held of record as follows: 1.31% by Zurich Insurance Company, 54 Thompson Street, Third Floor, New York, New York 10012; 37.78% and 16.06% by Zurich Holding Company of America ("ZHCA"), 1400 American Lane, Schaumburg, Illinois, 60196 and Zurich Financial Services (UKISA) Limited, 22 Arlington Street, London SW1A, 1RW United Kingdom, respectively, each a wholly owned subsidiary of Zurich Insurance Company; 27.14% by ZKI Holding Corporation ("ZKIH"), 222 South Riverside Plaza, Chicago, Illinois 60606, a wholly owned subsidiary of ZHCA; 13.91% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn L. Quirk and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of Scudder's employee and retired employee stockholders pursuant to a Second Amended and Restated Security Holders Agreement among Scudder, Zurich Insurance Company, ZHCA, ZKIH, the Management Representatives, the employee stockholders, the retired employee stockholders and Edmond D. Villani, as trustee of Zurich Scudder's Executive Defined Contribution Plan Trust (the "Plan Trust"); and 3.80% by the Plan Trust.

         On October 17, 2000, the dual holding company structure of Zurich Financial Services Group was unified under a single Swiss holding company called Zurich Financial Services, Mythenquai 2, 8002 Zurich, Switzerland. Zurich Insurance Company is an indirect wholly owned subsidiary of Zurich Financial. The transaction did not affect Zurich Insurance Company's ownership interest in Scudder or Scudder's operations.

         The names and principal occupations of the principal executive officers and directors of Scudder are shown below.

Directors and Officers of Scudder

         Steven M. Gluckstern, 105 East 17th Street, Fourth Floor, New York, New York 10003. Chairman of the Board and Director, Scudder. Chief Executive Officer, Zurich Global Asset, LLC.

          Edmond D. Villani, 345 Park Avenue, New York, New York 10154. President, Chief Executive Officer and Director, Scudder. Managing Director, Scudder.

          Kathryn L. Quirk, 345 Park Avenue, New York, New York 10154. General Counsel, Chief Compliance Officer and Secretary, Scudder. Managing Director, Scudder.

          Farhan Sharaff, 345 Park Avenue, New York, New York 10154. Chief Investment Officer, Scudder. Managing Director, Scudder.

          Chris C. DeMaio, 345 Park Avenue, New York, New York 10154. Treasurer, Scudder. Managing Director, Scudder.

          Nicholas Bratt, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

          Lynn S. Birdsong, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

         Laurence W. Cheng, 54 Thompson Street, New York, New York 10012, Chairman and Chief Executive Officer, Director, Scudder. Capital Z Management, LLC.

         Martin Feinstein, 4680 Wilshire Boulevard, Los Angeles, California 90010. Director, Scudder. Chairman of the Board, President and Chief Executive Officer, Farmers Group, Inc.

          Gunther Gose, Mythenquai 2, P.O. Box CH-8022, Zurich, Switzerland. Director, Scudder. Chief Financial Officer, Zurich Financial.

         Appendix 9 includes information regarding each officer of each Trust who is associated with Scudder.

         Certain senior executives of Scudder are expected to take positions at Deutsche Asset Management, including Edmond D. Villani, Scudder's President and Chief Executive Officer, who is expected to become Chairman of Deutsche Asset Management. Deutsche Bank has represented that it does not anticipate that the Transaction will have any adverse effect on Scudder's ability to fulfill its obligations under the New Investment Management Agreements or on its ability to operate its businesses in a manner consistent with its current practices.

         Edmond Villani, Nicholas Bratt and Lynn Birdsong, each a director of Scudder, are parties to employment agreements with Scudder, entered into in 1997 when Scudder was acquired by Zurich Financial, which would provide each executive, if his employment is terminated by Scudder without cause or by the executive for good reason, with a severance payment equal to two times the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Messrs. Villani and Bratt, and equal to the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Mr. Birdsong. [In addition, Messrs. Villani, Bratt and Birdsong are participants in the Zurich Scudder Investments Supplemental Employee Retirement Plan, the Zurich Scudder Investments Excess Retirement Plan, the Zurich Scudder Investments Long-Term Incentive Plan, the Zurich Scudder Investments Executive Defined Contribution Plan, the Zurich Scudder Investments Special Incentive Compensation Plan and the Zurich Kemper Investments Supplemental Profit Sharing Plan (collectively, the "Plans"). Pursuant to the terms of each Plan, upon consummation of the Transaction, the respective accounts of each participant in the Plans will become fully vested to the extent that such amounts were not vested prior to the consummation of the Transaction.]

         Scudder also informed the Portfolio that as of December 31, 2001, Scudder shared power to vote and dispose of 1,634,248 shares of Deutsche Bank common stock (approximately 0.26 of 1% of the shares outstanding). All of those shares were held by various investment companies managed by Scudder. On that date, Scudder also shared power to vote and/or dispose of other securities of Deutsche Bank and its affiliates, some of which were also held by various investment companies managed by Scudder. To the extent required by the 1940 Act, prior to, or within a reasonable time after the Transaction, Scudder will dispose of the Deutsche Bank (and affiliates) securities held by various investment companies managed by Scudder, and Deutsche Bank will pay the transactional costs associated with such disposition.


                                   Appendix 2

                       Proposed Portfolio Manager Changes


     Below is a table that shows, as of [February 4], 2002, the anticipated changes to the lead portfolio management of the Funds after the Transaction. The information contained in the table is subject to change prior to or following the close of the Transaction. Shareholders of a Fund will be notified following a change in their Fund's lead portfolio manager(s).


                                      Lead Portfolio                        Lead Portfolio Managers after the
               Portfolio           Managers as of 12/31/01                            Transaction

21st Century Growth Portfolio    Peter Chin                              Sewall F. Hodges, Peter Chin, Roy McKay

Balanced Portfolio               Gary A. Langbaum                        William F. Gadsden, Christopher Gagnier,
                                                                         David   Baldt,    Timothy   Vile,   Gary
                                                                         Bartlett,  Warren Davis,  Daniel Taylor,
                                                                         Thomas Flaherty, Janet Campagna

Bond Portfolio                   Robert S. Cessine                       Christopher Gagnier, David Baldt, Gary
                                                                         Bartlett, Warren Davis, Daniel
                                                                         Taylor, Thomas Flaherty
Capital Growth Portfolio         William F. Gadsden                      William F. Gadsden

Global Discovery Portfolio       Gerald J. Moran                         Gerald J. Moran

Growth and Income Portfolio      Kathleen T. Millard                     Kathleen T. Millard

Health Sciences Portfolio        James E. Fenger                         James E. Fenger

International Portfolio          Irene T. Cheng                          Irene T. Cheng

Money Market Portfolio           Frank J. Rachwalski, Jr.                Darlene Rasel



                                   Appendix 3

                         Fees to SFAC, SISC, STC and SDI

                                                   Aggregate Fee   Aggregate    Aggregate Fee    Aggregate
                                       Fiscal         to SFAC         Fee          to STC          Fee
                    Portfolio           Year                        to SISC                       to SDI

21st Century Growth Portfolio         12/31/01     $              $             $                   $
Balanced Portfolio                    12/31/01     $              $             $                   $
Bond Portfolio                        12/31/01     $              $             $                   $
Capital Growth Portfolio              12/31/01     $              $             $                   $
Global Discovery Portfolio            12/31/01     $              $             $                   $
Growth and Income Portfolio           12/31/01     $              $             $                   $
Health Sciences Portfolio             12/31/01     $              $             $                   $
International Portfolio               12/31/01     $              $             $                   $
Money Market Portfolio                12/31/01     $              $             $                   $


                                   Appendix 4

                      Fund Management Fee Rates, Net Assets
                          and Aggregate Management Fees

                                                                                                          Aggregate Management
                                         Fiscal                                   Management                    Fee Paid+
               Portfolio                    Year        Net Assets                 Fee Rate*

21st Century Growth Portfolio            12/31/01    $     44,362,775   0.875% of net assets             $        272,234[++]
Balanced Portfolio                       12/31/01    $    172,576,748   0.475% of net assets             $            841,094
Bond Portfolio                           12/31/01    $    181,899,319   0.475% of net assets             $            745,082
Capital Growth Portfolio                 12/31/01    $    866,307,628   0.475% to $500 million           $          4,296,977
                                                                        0.450% next $500 million
                                                                        0.425% over $1 billion

Global Discovery Portfolio               12/31/01    $      7,661,466   0.975% of net assets             $          1,481,960
Growth and Income Portfolio              12/31/01    $    194,871,230   0.475% of net assets             $            886,970
Health Sciences Portfolio                12/31/01    $     55,978,252   0.750% to $250 million 0.725%    $             94,344
                                                                        $750 million
                                                                        0.700% next $1.5 billion
                                                                        0.680% next $2.5 billion
                                                                        0.650% next $2.5 billion
                                                                        0.640% next $2.5 billion
                                                                        0.630% next $2.5 billion
                                                                        0.620% over $12.5 billion

International Portfolio                  12/31/01    $    562,485,478   0.875% to $500 million           $
                                                                        0.725% over $500 million

Money Market Portfolio                   12/31/01    $    138,900,006   0.37% net assets                 $

-----------------------

* The management fee rates shown are for each Fund's most recently completed fiscal year, unless otherwise noted.
+ Aggregate management fees disclosed in this table may include fees paid to successors and affiliates of Zurich Scudder Investments, Inc.
++       After waiver and/or expense limitations.


                                   Appendix 5

               Dates Relating to Investment Management Agreements


                                                                                              Termination Date
                                                                         New Investment           (Unless
                                                   Current Investment    Management           Continued) For
                               Date of Current    Management Agreement   Agreement Approved   New Investment
                                  Investment        Last Approved By     by Trustees            Management
                                 Management           Shareholders                              Agreement
                                  Agreement
              Portfolio

21st Century Growth Portfolio      05/01/99               5/3/99                 2/4/02           9/30/02
Balanced Portfolio                 09/07/98             12/16/98                 2/4/02           9/30/02
Bond Portfolio                     09/07/98             12/16/98                 2/4/02           9/30/02
Capital Growth Portfolio           09/07/98             12/16/98                 2/4/02           9/30/02
Global Discovery Portfolio         09/07/98             12/16/98                 2/4/02           9/30/02
Growth and Income Portfolio        09/07/98             12/16/98                 2/4/02           9/30/02
Health Sciences Portfolio          05/01/01              4/25/01                 2/4/02           9/30/02
International Portfolio            09/07/98             12/16/98                 2/4/02           9/30/02
Money Market Portfolio             09/07/98             12/16/98                 2/4/02           9/30/02

                                   Appendix 6

                          Portfolio Shares Outstanding

         The table below sets forth the number of shares outstanding for [each class of] each Portfolio as of [ ], 2002.

Portfolio                                         Number of Shares Outstanding

                                   Appendix 7

               Beneficial Owners of 5% or More of Portfolio Shares

                                   Appendix 8

            Portfolio Shares Owned by Trustees and Executive Officers

Many of the Trustees and executive officers own shares of the series of the Trust and of other funds in the Scudder and Deutsche Bank Families of Funds, allocating their investments among such funds based on their individual investment needs. The following table sets forth, for each Trustee, the dollar range of equity securities owned in each series of the Trust owned as of December 31, 2001. The amount shown includes share equivalents of [certain] funds advised by Scudder in which the board member is deemed to be invested pursuant to such Portfolio's Deferred Compensation Plan. [As of [December 31, 2001], no Trustee or executive officer of the Trust owned any shares of [ ].] In addition, the last row in the table represents the aggregate dollar range of equity securities owned as of December 31, 2001 in all funds overseen or to be overseen by each Trustee in the Scudder and Deutsche Bank Families of Funds. The information as to beneficial ownership is based on statements furnished to the Trust by each Trustee and executive officer. Unless otherwise noted, each Trustee's individual shareholdings of each class of any series of the Trust constitute less than 1% of the outstanding shares of such class. Unless otherwise noted, as a group, the Trustees and executive officers of the Trust own less than 1% of the shares of each class of any series of the Trust.

                                                                                             Jean
Names of Trustees      Henry P.     Linda C.    Dawn-Marie     Edgar R.      Keith Fox      Gleason      Jean C.         Steven
                       Becton Jr.    Coughlin    Driscoll       Fiedler                    Stromberg      Tempel        Zaleznick
  Portfolio

21st Century Growth Portfolio

Balanced  Portfolio

Bond Portfolio

Capital Growth Portfolio

Global Discovery Portfolio

Growth and Income Portfolio

Health Sciences Portfolio

International Portfolio

Money Market Portfolio

Aggregate amount owned
in Scudder and Deutsche
Bank Families of Funds

                                   Appendix 9

                                    Officers

         The following persons are officers of the Trust:

                         Present Office with the Trust;

                                                                    (Year First
                                       Principal Occupation or      Became an
               Name (age)              Employment(1)                Officer)(2)

Linda C. Coughlin ([age])         Trustee, President and              [year]
                                  Chairperson; Managing
                                  Director, Scudder.

Thomas V. Bruns ([age])           Vice                                [year]
                                  President

William F. Glavin ([age])         Vice President; Managing            [year]
                                  Director, Scudder

James E. Masur ([age])            Vice President; Senior Vice         [year]
                                  President, Scudder

John Millette ([age])             Vice President and Secretary;       [year]
                                  Vice President, Scudder

Kathryn L. Quirk ([age])          Vice President and Assistant        [year]
                                  Secretary; Managing Director,
                                  Scudder.

Howard Schneider ([age])          Vice President                      [year]

Robert S. Cessine ([age])         Vice President                      [year]

Irene T. Cheng ([age])            Vice President                      [year]

Peter Chin ([age])                Vice President                      [year]

James E. Fenger ([age])           Vice President                      [year]

William F. Gadsden ([age])        Vice President                      [year]

Gary A. Langbaum ([age])          Vice President                      [year]

Kathleen T. Millard ([age])       Vice President                      [year]

Gerald J. Moran ([age])           Vice President                      [year]

Frank J. Rachwalski, Jr. ([age])  Vice President                      [year]

Caroline Pearson ([age])          Assistant Secretary; Managing       [year]
                                  Director, Scudder; formerly
                                  Associate,  Dechert (law firm)
                                  1989 to 1997.

John R. Hebble ([age])            Treasurer;  Senior  Vice            [year]
                                  President, Scudder.

Thomas Lally ([age])              Assistant Treasurer                 [year]

Brenda Lyons ([age])              Assistant  Treasurer;   Senior      [year]
                                  Vice President, Scudder


(1) Unless otherwise stated, all of the officers have been associated with their respective Companies for more than five years, although not necessarily in the same capacity.

(2) The President, Treasurer and Secretary each holds office until the first meeting of Trustees in each calendar year and until his or her successor has been duly elected and qualified, and all other officers hold office as the Trustees permit in accordance with the By-laws of the Trust.